Exhibit 31

Confidential

English Translation of Chinese Original

Agreement to Purchase Assets by Share Issuance and Cash Payment

In relation to

Nanjing Xinjiekou Department Store Co., Ltd.

By and among

Nanjing Xinjiekou Department Store Co., Ltd.

Golden Meditech Stem Cells (BVI) Company Limited

and

Golden Meditech Holdings Limited

January 2016

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Agreement to Purchase Assets by Share Issuance and Cash Payment

This Agreement to Purchase Assets by Share Issuance and Cash Payment (this “Agreement”) is made on the sixth day of January 2016 by and among:

(1)         Nanjing Xinjiekou Department Store Co., Ltd., a joint stock company established and validly existing under the laws of the PRC (the “Purchaser” or “XJK”);

(2)         Golden Meditech Stem Cells (BVI) Company Limited, a limited liability company established and validly existing under the laws of the British Virgin Islands (the “Seller”); and

(3)         Golden Meditech Holdings Limited, a limited liability company established and validly existing under the laws of the Cayman Islands, and the sole shareholder of the Seller (the “Guarantor”).

The parties hereto each individually a “Party” or such “Party”, and collectively the “Parties”; and with respect to each other a “Party” or the other “Party”.

Whereas,

(A)                 The Purchaser is a joint stock company duly established and legally existing, with its RMB-denominated ordinary shares being publicly listed on the Shanghai Stock Exchange under the stock code of 600682, and as of the date of this Agreement, the Purchaser has a registered capital of RMB828,016,327, consisting of 828,016,327 RMB-denominated ordinary shares issued and outstanding;

(B)                 China Cord Blood Corporation (the “Target Company”) is a limited liability company incorporated in the Cayman Islands and listed on the New York Stock Exchange of the United States of America, being dedicated to the storage of umbilical cord blood stem cells.  As of the date of this Agreement, the issued and outstanding share capital of the Target Company consists of 80,083,248 ordinary shares.  Upon full conversion of all the Golden Meditech CBs (as defined below) into Target Company ordinary shares, the Target Company will by then have 120,604,742 ordinary shares issued and outstanding;

(C)                 As of the date of this Agreement, the Seller owns 38,352,612 Target Company ordinary shares, the CGL-GM CBs (as defined below) that are convertible into 8,809,020 Target Company ordinary shares, the Magnum CBs (as defined below) that are convertible into 8,809,020 Target Company ordinary shares, and the ECHIL CBs (as defined below) that are convertible into 22,903,454 Target Company ordinary shares;

(D)                 Upon conversion of all of the Golden Meditech CBs as described above into the Target Company ordinary shares, the Seller will own in aggregate 78,874,106 Target Company ordinary shares, accounting for approximately 65.4% of the issued and outstanding share capital of the Target Company assuming that all the

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convertible bonds issued by the Target Company have been converted into ordinary shares (the “Golden Meditech Shares”);

(E)                   As of the date of this Agreement, the Seller and its affiliates are working towards the execution of the “Merger Agreement” (as defined below) with the Target Company in relation to the Going-private (as defined below) of the Target Company for the acquisition from the other shareholders of the Target Company of all of the Target Company shares that are not owned by Golden Meditech;

(F)                    The Purchaser desires to issue shares and pay a certain amount of cash to the Seller to acquire from the Seller the Golden Meditech Shares held by the Seller.

NOW, THEREFORE, the Parties hereby enter into this Agreement for mutual observance after friendly consultations by adhering to the principle of equality, mutual benefit, integrity and good faith.

Article 1                       Definitions

1.1                                     Unless otherwise specified herein, the following terms shall have the meanings as set forth below:

“Proposed Transaction” means the proposed transaction through which the Purchaser shall acquire from the Seller the Golden Meditech Shares (as defined in the recitals) held by the Seller by issuing the Consideration Shares (as defined below) and paying the Cash Consideration (as defined below) in accordance with this Agreement.

“Target Assets” means the Golden Meditech Shares, or the Golden Meditech Rollover Shares (as defined below) to be held by the Seller upon consummation of the Going-private.

“Purchase Price” or “Transaction Consideration” or “Target Assets Purchase Price” means the price payable by the Purchaser to the Seller in order to acquire the Target Assets, which shall have a value to be determined in accordance with Section 2.2 and be in the form of a combination of the Consideration Shares to be issued in the Proposed Issuance and the Cash Consideration.

“Proposed Issuance” means the proposed issuance by XJK of the Consideration Shares (as defined below) to the Seller through a private placement as part of the consideration for XJK’s acquisition of the Target Assets in accordance with the terms and subject to the conditions set forth in this Agreement.

“CGL-GM CBs” means the convertible bonds issued by the Target Company on October 3, 2012, which has a principal amount of US$25 million, and are convertible into the Target Company ordinary shares at a price of US$2.838 per share at any time during the five years after the issuance thereof, upon full conversion of which, 8,809,020 Target Company ordinary shares will be issued.

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“Long Form Merger” means a process in which the Seller will establish the Merger Sub under the laws of the Cayman Islands and the Merger Sub will be merged with and into the Target Company by a reverse merger.  As a result of such merger, the Merger Sub will be merged into the Target Company, and the Target Company will survive as a wholly-owned subsidiary of the Seller.

“COM” means COM COMPANY LIMITED, i.e., the Merger Sub to be established as part of the Going-private (as defined below).

“ECHIL CBs” means the convertible bonds issued by the Target Company on April 27, 2012, which has a principal amount of US$65 million, and are convertible into the Target Company ordinary shares at a price of US$2.838 per share at any time during the five years after the issuance thereof, upon full conversion of which, 22,903,454 Target Company ordinary shares will be issued.

“Rollover” means the process under which, as part of the Going-private, in lieu of any cash consideration that would otherwise be payable to the Seller in consideration of cancellation of the Golden Mediteh Shares, the Seller shall roll over the Golden Meditech Shares held by it into the ordinary shares in the Target Company surviving the Long Form Merger on a one-for-one basis in accordance with a method permitted under the laws of the Cayman Islands.

“HKSFC” means the Securities and Futures Commission of Hong Kong.

“HKEx” means the Stock Exchange of Hong Kong Limited.

“Company Law” means the Company Law of the People’s Republic of China.

“Business Day” means a day on which banks are generally open for regular banking business in the PRC and the Hong Kong Special Administrative Region, other than Saturdays, Sundays or statutory holidays.

“Share Registry” means China Securities Depository & Clearing Corp. Ltd. Shanghai Branch.

“Affiliate” means, with respect to a particular natural person, any of the spouse, children, parents, grandparents, grandparents in law, grandchildren, grandchildren in law, siblings, and the spouses thereof, the siblings of the spouse and other close relatives of such natural person; and with respect to a particular entity, any other entity that controls, or is controlled by or is under common control with such entity, whether directly or indirectly.

“Transitional Period” means the period from the Reference Date (as defined below) to the Asset Closing Date (as defined below).

“Merger Agreement” means the Merger Agreement to be entered into by and among the Seller, certain Affiliates of the Seller, and the Target Company after the date hereof where such parties have reached agreement on the Going-private by then, as

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amended from time to time after execution thereof.

“Golden Meditech Rollover Shares” means upon consummation of the Going-private, the ordinary shares to be held by the Seller in the Target Company surviving the Long Form Merger which shall be rolled over from the Golden Meditech Shares held by the Seller on a one-for-one basis.

“Golden Meditech CBs” means collectively the CGL-GM CBs, the ECHIL CBs and the Magnum CBs.

“Trading Day” means any day on which shares are tradable on the Shanghai Stock Exchange.

“Magnum CBs” means the convertible bonds issued by the Target Company on October 3, 2012, which has a principal amount of US$25 million, and are convertible into the Target Company ordinary shares at a price of US$2.838 per share at any time during the five years after the issuance thereof, upon full conversion of which, 8,809,020 Target Company ordinary shares will be issued.

“Consideration Shares” means the ordinary shares with a par value of RMB1.00 (A Shares) that will be issued through a private placement by XJK to the Seller for the purpose of the Proposed Transaction as part of the Target Assets Purchase Price, the actual number of which shall be determined in accordance with Section 2.3 herein below.

“Issuing Price” means the price per Consideration Share at which XJK will issue to the Seller the Consideration Shares, and which shall be equal to an amount to be determined in accordance with Section 2.3 herein below.

“Target Company Minority Interest” means all the Target Company ordinary shares issued and outstanding other than the Golden Meditech Shares, which in aggregate account for 34.6% of the aggregate number of the Target Company shares (taking into account any ordinary shares converted from the convertible bonds) as calculated on a fully-diluted basis and will be cancelled against receipt of the Going-private cash consideration upon consummation of the Going-private.

“Consideration Shares Registration Date” means the date on which the Consideration Shares are issued and delivered by the Purchaser to the Seller and are registered with the competent securities registration and clearing authority.

“NYSE” means the New York Stock Exchange.

“Reference Date” means September 30, 2015.

“Encumbrance” means any security interest, pledge, mortgages lien, charge, encumbrance, adverse claim, preferential arrangement, option, right of first refusal, attachment, freezing, entrusted management, or restriction of any kind.

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“Person” or “Persons” shall include any natural person, legal person, enterprise, association of natural persons or enterprises, or group of any of the foregoing.

“day” means a calendar day, unless otherwise specified herein to be a Business Day.

“SSE” means the Shanghai Stock Exchange.

“Applicable Law” means, with respect to a particular Person, any published, valid and applicable law, treaty, regulation, inter-governmental agreement, decision, order, local regulation, regulation on the exercise of autonomy and regulation on the exercise of separate autonomy, rule and local government rule, listing rule of any stock exchange, any rule formulated by any competent regulatory authority, and other code in any other form with a legally binding force, whether of the PRC or any other jurisdiction, which in each case is applicable to such Person or binding upon such Person or any of his/her assets.

“Taxes” means any and all mandatory taxes, assessments, duties, fees, or levies of any form or any kind (together with any and all penalties, fines, surcharges or interest imposed with respect thereto) imposed by any central, local or municipal Governmental Authority or organization or institution of the PRC or Hong Kong or any other jurisdiction, and shall include income taxes, business taxes, resource taxes, value-added taxes, stamp duties, tariffs and any other charges.

“Going-private” means the process through which the Seller shall take the Target Company private and have the Target Company delisted from NYSE by means of the Long Form Merger, pursuant to which, the Target Company shall survive, the Golden Meditech Shares owned by the Seller shall be cancelled in exchange for the Golden Meditech Rollover Shares, and the Seller shall pay the owners of the Target Company Minority Interest cash consideration in consideration of the cancellation of the Target Company Minority Interest and at the same time receive certain equity interest to be newly issued by the Target Company of an amount equal to the Target Company Minority Interest, upon consummation of which, the Seller will own 100% of the equity interest in the Target Company.

“Damages” means any losses, expenses (including reasonable investigation expenses and reasonable attorney fees), damages or harm, or claims against any Person, including without limitation, any liabilities for indemnification determined by any judgment, decision or settlement.

“Lockup” or “Share Lockup” means the share lockup undertaking made by the Seller in accordance with Applicable Laws, as described in further detail in Section 5.5.

“Cash Consideration” the cash amount to be paid by the Purchaser to the Seller as part of the Target Assets Purchase Price for the purpose of the Proposed Transaction, the actual amount of which shall be determined in accordance with Section 2.3.

“RMB” means, for the purpose of this Agreement, Renminbi Yuan, the lawful

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currency of the PRC, unless otherwise indicated.

“Securities Law” means the Securities Law of the People’s Republic of China.

“Governmental Authority” means any legislative, administrative, judicial, regulatory or governmental authority, agency, commission, or securities regulatory authority, including any stock exchange, whether in China or any other jurisdiction.

“China” or “PRC” means the People’s Republic of China, which for the purpose of this Agreement, shall exclude the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“MOFCOM” means the Ministry of Commerce of the People’s Public of China.

“CSRC” means the China Securities Regulatory Commission.

“Asset Closing Date” means the date on which the sale and purchase of the Target Assets takes place, or in other words, date on which the Target Assets are transferred to XJK and the registration of such transfer is completed in accordance with the procedures required by Applicable Laws.

“Seller’s Closing Conditions” means all the conditions set forth in Section 3.2.

“Purchaser’s Closing Conditions” means all the conditions set forth in Section 3.3.

“Net Profit” has the same meaning ascribed to it in the Profit Compensation Agreement.

“Non-recurring Loss/Gain” has the same meaning ascribed to it in the Profit Compensation Agreement.

1.2                                       Interpretation

Unless otherwise specified herein, this Agreement shall be interpreted as follows:

(1)            Any reference to any law or regulation in this Agreement shall include a reference to any and all of the laws and regulations as amended or reenacted, that are applicable, published, and publicly available, or revised (whether prior to or after the date hereof) in accordance with any other law or regulation of the PRC.

(2)            Any reference to any chapter, article, section, item, exhibit or annex shall be a reference to the corresponding chapter, article, section, item, exhibit or annex in or to this Agreement.

(3)            The headings used in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement.

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(4)            Any annex referred to herein or attached hereto shall constitute an integral part of this Agreement, and shall have the equal legal effect as this Agreement.

(5)            The word “written” or “writing” means any communication transmitted by letter, email or fax.

(6)            The word “including” used herein shall be interpreted to be “including without limitation”.

(7)            Any Party hereto shall include any of its successors and permitted assigns.

(8)            Where the date on which any action, matter or issue shall be taken, done or handled under this Agreement is not a Business Day, such action, matter or issue shall be taken, done or handled on the Business Day immediately following such date.

Article 2                       Transaction Arrangements

2.1                               Target Assets

The basic information of the Target Assets and the capitalization structure of the Target Company are as set forth in Exhibit 1 hereto.

2.2                               Basis for Purchase Price Determination and Purchase Price

After consultations on the principle of equality, the Parties have agreed and determined that the aggregate Purchase Price of the Target Assets shall be RMB5,764 million.

2.3                               Purchase Price and Payment

2.3.1                     The Parties agree that in consideration of the Purchaser’s acquisition of the Target Assets, the Purchaser shall pay the Seller the Purchase Price in the form of a combination of the Consideration Shares to be issued and cash.  The Consideration Shares to be issued under the Proposed Issuance shall be RMB-denominated ordinary shares to be listed on the PRC domestic market (A Shares), with a par value of RMB1.00 per share.  The share pricing base date for the Proposed Issuance shall be the date on which the public announcement of the board resolutions (adopted at the 36th meeting of the seventh board) of the Purchaser approving the Proposed Issuance is made.  The board of directors of the Purchaser has determined that the Issuing Price of the shares to be issued under the Proposed Issuance shall be RMB18.61/share, being no less than 90% of the average trading price of the Purchaser’s shares during the 120 Trading Days prior to the share pricing base date for the Proposed Issuance.  In case of any distribution of dividend in cash or shares, grant of shares converted from capital reserve or any other similar ex-rights or ex-dividend event with respect to shares of the Purchaser between the share pricing base date and the issuing date of the Proposed Issuance,

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the Issuing Price shall be adjusted accordingly in compliance with the applicable SSE rules.  The shares to be issued under the Proposed Issuance will be listed on SSE, and become tradable on SSE upon expiration of the applicable Lockup period in accordance with the applicable rules of CSRC, MOFCOM and SSE.

The Parties agree that the Target Assets Purchase Price determined under Section 2.3.1 shall be paid by using a combination of the Consideration Shares and the Cash Consideration as follows:

(a)         The Purchaser will issue to the Seller the Consideration Shares in satisfaction of the payment of a portion of the Purchase Price equal to RMB2,500 million, accounting for approximately 43.37% of the Purchase Price.  If calculated on the assumptions that the Issuing Price of the Consideration Shares is RMB18.61/per share, the number of the Consideration Shares to be issued by the Purchaser to the Seller shall be 134,336,378 shares; and

(b)         The Purchaser shall pay the Seller a cash amount equal to RMB3,264 million, accounting for approximately 56.63% of the Purchase Price.

The Parties agree that the Cash Consideration hereunder shall be converted to US dollar equivalent at the exchange rate of US$1 against RMB6.466 and then paid to the Seller in US dollar.  The Cash Consideration payable by the Purchaser to the Seller shall be equal to US$504.8 million.

2.3.2                     The Parties acknowledge that the consummation of the Going-private currently conducted by the Seller shall not be a condition precedent to the Proposed Transaction, and they do not exclude the possibility that on the Asset Closing Date the Going-private will have been consummated and the Purchaser will actually obtain the Golden Meditech Rollover Shares.

2.3.3                     In the event that any of CSRC, MOFCOM, SSE, HKEx or any other competent regulatory authority imposes any other requirement on the scheme of the Proposed Transaction, the Parties mutually agree that they will make reasonable efforts to modify the Proposed Transaction, including without limitation, the number of the Consideration Shares, and extension of the Share Lockup period, to accommodate such other regulatory requirements; provided however that, each Party shall have the right to terminate this Agreement unilaterally by written notice, where within 20 Business Days as of the date on which any of the regulatory authorities as mentioned above raises such requirement for modification, the Parties fail to reach agreement on the scheme so modified as required by such other regulatory requirement.

2.3.4                     It is acknowledged that the Seller and the Guarantor shall agree that subject to further agreement among the Parties by then, they will further execute relevant statements and undertakings, and enter into supplementary agreements to specify any matters not covered hereunder in satisfaction of

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PRC or foreign regulatory requirements.

2.4                               Closing

2.4.1                     Subject to the taking effect of this Agreement in accordance with Section 7.2 and the continuous satisfaction or waiver of each of the Purchaser’s Closing Conditions and the Seller’s Closing Conditions, the Asset Closing Date shall fall on a date within 20 Business Days as of the fulfillment or waiver in accordance with Article 3 of each and all of the closing conditions set forth under Article 3 (including the Seller’s Closing Conditions and the Purchaser’s Closing Conditions), or on any other date as otherwise mutually agreed among the Parties.

2.4.2                     On the Asset Closing Date, the Seller shall register the Target Assets under the name of the Purchaser in accordance with the procedures required by Applicable Laws, and deliver to the Purchaser the following documents:

(a)                   The Target Company shall deliver to the Purchaser a copy of its register of members signed for acknowledgement by one director of the Target Company evidencing that the Purchaser has been effectively registered on its shareholder register as owner of the Target Assets, and a copy of a share certificate signed for acknowledgement by one director of the Target Company evidencing that the Purchaser owns the Target Assets;

(b)                   In the event that the Going-private has been consummated by then, the Seller shall or shall cause the Target Company to, deliver to the Purchaser a copy of the Memorandum and Articles of Association of the Target Company adopted immediately after consummation of the Going-private (the “Post-Going-Private M&A”) and the shareholder resolution of the Target Company approving the Post-Going-Private M&A;

(c)                    In the event that the Going-private has been completed by then, directors of the Target Company nominated by the Seller shall have delivered to the Purchaser letters of resignation to resign from their position as directors of the Target Company, effective immediately as of the Purchaser’s full and complete performance of its obligation to pay the Purchase Price; and the shareholder meeting of the Target Company shall have approved that the director candidates nominated by the Purchaser shall be elected as directors of the Target Company and constitute all the directors of the board of the Target Company, the appointment of which directors so elected shall take effect immediately as of the Purchaser’s full and complete performance of its obligation to pay the Purchase Price.

For the avoidance of doubt, Section 2.4.2 shall not limit in any way any other agreement among the Parties.

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2.4.3                     As of the Asset Closing Date, the Purchaser shall own the Target Assets, and legally own the rights and assume the obligations attached to the Target Assets in proportion to its equity interest in the Target Company.

2.4.4                     The Purchaser shall complete the payment of the Cash Consideration to the Seller within 40 Trading Days as of the Asset Closing Date or within five Business Days as of the date on which the Purchaser’s relevant acquisition financing is consummated, whichever falls earlier.  The Parties acknowledge that the Purchaser’s relevant acquisition financing arrangement shall not be a condition to the closing or effectiveness of the Proposed Transaction, and the completeness of or the actual amount of the proceeds financed through the relevant acquisition financing shall not have any effect on the Proposed Transaction or the Purchaser’s obligation to pay the Cash Consideration under the Proposed Transaction.

2.4.5                     As required by the procedures related to the Proposed Transaction, unless otherwise agreed among the Parties, in order for the completion of the procedures necessary for the registration of the Consideration Shares, the Seller shall deliver to the Purchaser within 10 Business Days as of the Asset Closing Date the original of the share certificate evidencing that the Purchaser owns the Target Assets.

2.4.6                     No later than 10 Business Days as of the Asset Closing Date and subject to the Seller’ performance of its obligation to render assistance to the Purchaser by delivering to the Purchaser the original of the share certificate of the Target Assets in accordance with Section 2.4.5, the Purchaser shall complete all the procedures required by the Proposed Issuance, including without limitation, engaging an accounting firm to conduct a capital verification and issue the corresponding capital verification report, going through the information disclosure procedures, completing the procedures with SSE and the Share Registry necessary for the issuance, registration and listing of the Consideration Shares, and registering the Consideration Shares of an agreed number and with the agreed value under the name of the Seller, free from encumbrance or any other restriction on title, so as to complete the closing with respect to the Consideration Shares.

Article 3                       Closing Conditions

3.1                               Closing Conditions

The closing under this Agreement shall be subject to (a) the satisfaction or waiver of each of the Purchaser’s Closing Conditions and the Seller’s Closing Conditions on or prior to December 31, 2016 or any other date otherwise agreed in writing among the Parties (the “Closing Condition Fulfillment Deadline”), and (b) the fulfillment of each of the conditions to effectiveness of this Agreement set forth in Section 7.2 hereof.

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3.2                               Purchaser’s Closing Conditions

3.2.1                     Each of the Seller and the Guarantor shall have disclosed fully and completely to the Purchaser the information relating to the assets, liabilities, interests, security interest provided to third parties, and status of the equity interest of the Target Company which may have a material effect on the Proposed Transaction;

3.2.2                     Except as disclosed publicly or disclosed to the Purchaser by using an information disclosure letter which refers specifically to Section 3.2.2 or waived by the Purchaser, within the Transitional Period, the Target Company shall have conducted its business normally, no material adverse change shall have occurred to the legal person status, capitalization structure, financial status or substantial assets of the Target Company, and the Target Company shall not have committed any material violation of law or regulation, other than any material adverse change and/or material violation of law or regulation arising from any litigation resulting from and/or any restructuring or recapitalization related to the Going-private;

3.2.3                     Except as disclosed to or waived by the Purchaser, within the Transitional Period, the Target Company shall not have disposed of its substantial assets or created any security interest or any other encumbrance on its substantial assets, or incurred or assumed any material indebtedness, unless as confirmed by all the Parties as necessary for its ordinary course of business and does not subject the Target Company to any material indebtedness;

3.2.4                     On the Asset Closing Date, all the representations and warranties made by each of the Seller and the Guarantor hereunder are true, accurate, and complete, free from false records, misleading representations or material omissions;

3.2.5                     Each of the Seller and the Guarantor shall have performed and complied with in material aspects all the undertakings that are required hereunder to be performed or complied with on or prior to the Asset Closing Date;

3.2.6                     The Seller shall have entered into with the Purchaser certain Profit Compensation Agreement;

3.2.7                     The Seller and the Guarantor shall deliver to the Purchaser an undertaking to be issued by the key management team members of the Target Company worded to the effect that (x) the clause in any labor contract of the Target Company regarding the payment of severance pay upon termination of any employee is terminated thereby, and each employee involved therein shall issue an undertaking that he/she shall not bring any dispute or claim against the Target Company by virtue of such clause, and (y) the Seller and the Guarantor shall deliver to the Purchaser the supplementary labor contracts executed by and between the Target Company and its key management team members in form and substance satisfactory to each Party.

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3.3                               Seller’s Closing Conditions

3.3.1                     Except as disclosed publicly or disclosed to the Seller by using an information disclosure letter which refers specifically to Section 3.3.1 and waived by the Seller, within the Transitional Period, the Purchaser shall have conducted its business normally, no material adverse change shall have occurred to the legal person status, capitalization structure, financial status or substantial assets of the Purchaser, and the Purchaser shall not have committed any material violation of law or regulation;

3.3.2                     On the Asset Closing Date, all the representations and warranties made by the Purchaser hereunder are true, accurate, and complete, free from false records, misleading representations or material omissions;

3.3.3                     The Purchaser shall have performed and complied with in material aspects all the undertakings that are required hereunder to be performed or complied with on or prior to the Asset Closing Date;

3.3.4                     The Purchaser shall maintain its status as a listed company on SSE, and there shall not exist any circumstances which by common business or legal sense are reasonably expected to result in the Purchaser’s loss of the status as a listed company on SSE;

3.3.5                     As of the date by which any and all of the other Seller’s Closing Conditions set forth in Section 3.3 have been satisfied or waived, as long as the Purchaser or any of its directors, senior officers, employees or advisors has not received any oral and/or written decision from CSRC or any other competent regulatory authority ordering a suspension, halt or termination of the Proposed Issuance or revoking any document approving the Proposed Issuance, or any decision by any competent securities registration and clearing authority that it will not register or will revoke the registration of the Proposed Issuance, or any other administrative decision revoking the approval to the Proposed Transaction, or ordering a termination or revocation of the Proposed Transaction, it shall be deemed that the Seller’s Closing Conditions have been satisfied;

3.3.6                     The board of directors of the Purchaser has validly adopted resolutions, based on which, the Purchaser shall have issued to the Target Company and the Seller an irrevocable confirmation with a term of effectiveness from the Asset Closing Date to the end of fiscal year 2018 worded to the effect that, from the Asset Closing Date to the end of fiscal year 2018, as long as the key management team members of the Target Company as identified on the name list agreed by and between the Seller and the Purchaser normally perform their duties, the Purchaser shall not, whether by exercising its right as shareholder of the Target Company or causing the members of the board of the Target Company appointed by it, and shall have the obligation to procure that the members of the board of the Target Company appointed by

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it will not, change the number and composition of the key management team members, scope of principal business, any development plan, any operating strategy, any investment plan or business model of the Target Company, nor shall it unreasonably disrupt the daily normal operation of the Target Company.  The Purchaser shall, by taking advantage of its shareholder’s rights and through the members of the board of directors of the Target Company nominated by it (and the Purchaser shall be obligated to ensure that such directors nominated by it shall) adequately ensure the key management team members of the Target Company shall have the power to decide on (and adjust from time to time) the scope of business, development plans, business strategies and business models in compliance with laws and regulations and based on the internal and external business environment faced by the Target Company from time to time (“Business Decision-Making Power”), and the Purchaser shall not interfere in any manner in the exercise of such Business Decision-making Power;

3.3.7                     The Target Assets Reverse Pledge Agreement in the form of Annex 1 hereto, together with all the appendices thereto, shall have been executed by the Purchaser and delivered to the Seller.

3.4                               Responsibility for Fulfillment of Closing Conditions

3.4.1                     Each of the Seller and the Guarantor shall make commercially reasonable efforts to maintain or fulfill the conditions set forth in Section 3.2.

3.4.2                     The Purchaser shall make commercially reasonable efforts to maintain or fulfill the conditions set forth in Section 3.3.

3.4.3                     For the avoidance of doubt, the Purchaser shall notify both the Seller and the Guarantor in writing, together with all the relevant materials (if any) for the Seller and the Guarantor to do verification, as promptly as practicable on the date immediately following the date on which the Purchaser, including its directors, senior officers, employees or advisers, is aware of the occurrence of any of the events described in Section 3.3.5.

3.5                               Other Conditions Imposed by Governmental Authorities

Where in the course of seeking approvals from applicable Governmental Authorities as set forth under Section 7.2, any competent Governmental Authority demands any change to any term of this Agreement or any addition of any term or condition to this Agreement or imposes any additional condition on any Party which has a material adverse effect on the interest of such Party, the Parties shall as soon as practicable and in principle no later than 10 Business Days following the occurrence of such event, have discussions and enter into renegotiations in good faith on the relevant terms and conditions with a view to achieving the commercial objectives originally contemplated by the Parties to the extent permitted by Applicable Laws; provided however that, where the Parties fail to reach agreement on any amendment to this Agreement or to any term or condition of this Agreement within 20 Business

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Days as of the date on which such competent Governmental Authority makes such demand or any other period mutually agreed among the Parties, any Party shall within 10 Business Days as of expiration of the aforementioned period, have the right to unilaterally terminate this Agreement by written notice.

3.6                               Waiver of Closing Conditions

3.6.1                     On or prior to the Asset Closing Date and no later than December 31, 2016, by giving written notice to the Seller, the Purchaser may waive conditionally or unconditionally, any or all of the conditions set forth in Section 3.2.  In the event that the Purchaser gives a written notice that all or any of the conditions set forth in Section 3.2 have or has been fulfilled or waived, such written notice or waiver shall not operate as the Purchaser’s nonreliance upon the representations and warranties made by the Seller or release the Seller from any obligation required to be performed by the Seller on or prior to the Asset Closing Date and no later than December 31, 2016, instead, it shall represent only that the Purchaser will proceed with the closing of the transactions under this Agreement in reliance on such representations, warranties and status of the performance of such obligation, and that the Purchaser will reserve its right to hold the Seller liable for the relevant default in accordance with this Agreement.

3.6.2                     On or prior to the Asset Closing Date and no later than December 31, 2016, by giving written notice to the Purchaser, the Seller and the Guarantor may waive conditionally or unconditionally, any or all of the conditions set forth in Section 3.3.  In the event that the Seller and the Guarantor give a written notice that all or any of the conditions set forth in Section 3.3 have or has been fulfilled or waived, such written notice or waiver shall not operate as the nonreliance by the Seller or the Guarantor upon the representations and warranties made by the Purchaser or release the Purchaser from any obligation required to be performed by the Purchaser on or prior to the Asset Closing Date and no later than December 31, 2016, instead, it shall represent only that the Seller and the Guarantor will proceed with the closing under this Agreement in reliance on such representations, warranties and status of the performance of such obligation, and that each of the Seller and the Guarantor will reserve its right to hold the Purchaser liable for the relevant default in accordance with this Agreement.

3.7                               Delay in Fulfillment of the Closing Conditions

3.7.1                     In the event that any of the Purchaser’s Closing Conditions fails to be fully fulfilled and satisfied and the Purchaser has indicated expressly that it will not waive any of such Purchaser’s Closing Conditions that fails to be satisfied, the Purchaser shall have the right to terminate this Agreement, in which case, Section 7.5.2 shall apply.

3.7.2                     In the event that any of the Seller’s Closing Conditions fails to be fully fulfilled and satisfied and the Seller has indicated expressly that it will not

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waive any of such Seller’s Closing Conditions that fails to be satisfied, the Seller shall have the right to terminate this Agreement, in which case, Section 7.5.1 shall apply.

Article 4                       Representations and Warranties

4.1                               Common Representations and Warranties

Each Party hereby represents to the other Parties that:

4.1.1                     It is a company or enterprise duly organized, validly existing and in good standing under the laws of the jurisdiction of its establishment and has full civil rights and civil capacity to independently carry out its obligations to any other parties;

4.1.2                     It has all the necessary power, authority and approval under Applicable Law to enter into this Agreement and to perform each of its obligations under this agreement.  For the avoidance of doubt, each of those stated in Section 7.2 (as applicable) shall be excluded;

4.1.3                     It has taken all appropriate and necessary corporate actions to authorize the execution and delivery of this Agreement and any other documents hereunder to which it is a party, and has authorized to perform and comply with the terms and conditions set forth in this Agreement and such other documents.  For the avoidance of doubt, each of those stated in Section 7.2 (as applicable) shall be excluded;

4.1.4                     The person acting on behalf of it to enter into this Agreement and any other documents hereunder to which it is a party has been granted irrevocable, legal and full authorization to enter into on its behalf and bound by this Agreement and such other documents; and it shall not defend itself against any other Parties by reason of lack of power of attorney, exceeding the scope of power of attorney or any other defects in the authorization;

4.1.5                     Its execution of this Agreement and any other documents hereunder to which it is a party does not and will not violate (a) any of its organizational documents, (b) any contracts, agreements, permits or any other instruments to which it is a party or by which it is bound, or (b) any orders, effective judgments, arbitral awards, judicial rulings, administrative decisions, policies, regulations, orders or rules applicable to it. For the avoidance of doubt, each of those stated in Section 7.2 (as applicable) shall be excluded; and

4.1.6                     There are no actions, arbitrations or any other legal or administrative proceedings or governmental investigations pending against it, which would have a substantial effect on its execution of or ability to perform this Agreement, and to its knowledge, there are no such actions, arbitrations or any other legal or administrative proceedings or governmental investigations

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threatened by any Governmental Authority or other third parties against it for its execution or performance of this Agreement.

4.2                               Representation and Warranties of the Seller and the Guarantor

The Seller and the Guarantor hereby jointly and severally represent and warrant to the Purchaser that for purpose of this Section 4.2, any and all references to the Target Company shall include all the subsidiaries subject to the merger, and the following representations and warranties shall be deemed repeated on the Asset Closing Date as if made at such time.  As of the date hereof and the Asset Closing Date, except for those disclosed by the Seller publicly or by way of an information disclosure letter as of the date of this Agreement or in this Agreement or any other transaction documents executed by the Purchaser to which it is a party, or disclosed to the Purchaser for purpose of implementation or consummation of the Going-private or the Proposed Transaction or for purpose of this Agreement, or disclosed by the Guarantor on the website of HKEx, or disclosed by the Target Company on the website of US Securities and Exchange Commission:

4.2.1                     The Seller has legitimate and entire ownership of the Target Assets proposed to be sold, and there is no encumbrance on the Target Assets, nominee shareholding through any trust or under entrustment, or any other dispute in connection with ownership.

4.2.2                     The Seller and the Guarantor have fully disclosed the capitalization structure of the Target Company as of the date of this Agreement and the Asset Closing Date, as set forth in Exhibit 1 hereto. As of the date of this Agreement and the Asset Closing Date, the Target Assets represent approximately 65.4% of the Target Company’s share capital on a fully-diluted basis (assuming all the convertible bonds have been converted into shares).  Except as disclosed, the Target Company has no (i) shares or other voting securities, (ii) corporate securities convertible or exchangeable into shares or voting securities of the Target Company, or (iii) options, warrants, rights or any other commitments or agreements, which may result in the acquisition from or cause the Target Company to issue any shares or any other voting securities, or any corporate securities convertible or exchangeable into the shares or voting securities of the Target Company.

4.2.3                     The Seller has provided to the Purchaser a complete list of all the subsidiaries of the Target Company and the Seller’s shareholding percentage in these subsidiaries.  The Target Company legally owns the entire ownership of all the subsidiaries set forth on the list, and with respect to the ownership, there is no encumbrance, nominee shareholding through any trust or under entrustment, or any other dispute in connection therewith.

4.2.4                     Valid existence.  The Target Company is duly established or incorporated in the jurisdiction where it is established or incorporated.  There is no circumstance under which it may be cancelled or deregistered.  The Target Company has all the necessary power, authority or qualification to

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own, lease and operate its property and assets and carry out the business it currently conducts, and its articles of association, business license and any other permits, licenses and qualifications are in full force and effect from the date of this Agreement through the Asset Closing Date.

4.2.5                     Affiliates.  Except for the related party transactions that have been disclosed, there is no significant related party transaction or arrangement between the Target Company and any of the other Affiliates that are required to be disclosed under the applicable laws, which includes without limitation, those in connections with possession of funds, financing, procurement, licensing, creditors’ rights and liabilities.

4.2.6                     Finance and Accounting

(a)              The financial statements of the Target Company shall be prepared based on the transactions or events actually incurred and are in compliance with the international Generally Accepted Accounting Principles (“GAAP”), which have fairly reflected the financial conditions, performance results and cash flows of the Target Company in all material respects.  An unqualified audit report has been issued by a certified public accountant on the financial statements of the Target Company as of September 30, 2015 (the “Financial Statements of the Target Company”).

(b)              The Target Company has established an independent financial accounting system which enables it to make financial decision independently, and has set up standard financial accounting policies and financial management policies.  The Target Company has no joint bank account with its controlling shareholder, de facto controlling person and any other enterprises under its control.

4.2.7                     No undisclosed corporate liabilities which should have been disclosed.  Except for those that have been disclosed, the Target Company has no significant corporate liabilities, or existing or contingent condition which is reasonably expected to result in such other material corporate liabilities.  The Target Company does not provide any guarantee to any other parties with respect to their liabilities.

4.2.8                     No material changes. Since September 30, 2015, except for those that have been disclosed or unless otherwise agreed in this Agreement or with the written consent of the Purchaser, the Target Company has been conducting its business in the ordinary course of business consistent with the past practice and none of the following has occurred:

(a)              any matter outside the ordinary course of business resulting in material adverse effect on the assets, liabilities, financial condition, operation condition of the Target Company listed on the financial statement of the Target Company;

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(b)              any significant or contingent liabilities of the Target Company incurred outside the ordinary course of business by way of providing guarantee, indemnification or commitment etc.;

(c)               any losses having material adverse effect on the assets, financial conditions, operation conditions, business prospects and business of the Target Company;

(d)              waiving any rights with significant value to the Target Company which value amounts to over 10% of the sales revenue or the total assets of the Target Company.

(e)               waiving any creditor’s rights of the Target Company or discharging any other parties’ obligations, unless such waiver or discharge is necessary in the ordinary course of business and does not constitute or result in any material adverse effect;

(f)                unless required by Applicable Law or ordinary operation of business or related to any matters required for the Going-private, entering into or amending any Material Contract (as defined in Section 4.2.11 (a) below) or any other material commercial agreements, or amending or replacing its articles of association;

(g)               any material amendment of the compensation arrangements or agreements entered into with any current employees, consultants or directors;

(h)              any sale or transfer of all or substantially all the property, intangible assets or Intellectual Property of the Target Company, other than required for purpose of the Going-private;

(i)                  resignation by or termination of the employment with any key employees, a list of which shall be otherwise determined by the Parties;

(j)                 payment, repurchase, redemption, purchase or transfer of the shares of the Target Company, directly or indirectly, other than related to any matters required for the Going-private;

(k)              any substantial change of its scope of business or commercial plans, or failing to conduct its principal business in the ordinary course of business;

(l)                  any transactions entered into by it with any shareholders, directors, supervisors, executive officers, employees or any relatives of any of the foregoing persons or any entities controlled thereby, other than related to any matters required for the Going-private;

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(m)          unless required by Applicable Law or related to any matters required for the Going-private, any amendment of its articles of association;

(n)              any increase or decrease of its registered share capital, other than related to any matters required for the Going-private;

(o)              bankruptcy, liquidation, or dissolution of the Target Company or merger with any other company, other than any reorganization related to the Going-private; or

(p)              any agreement or covenant made by the Target Company or the Seller with respect to any of the above matters.

4.2.9                     Compliance of Business Operation.  The Target Company has not violated or did not materially violate any Applicable Law.  To the reasonable knowledge of the Seller and the Guarantor, the Target Company has been conducting its business in accordance with all the Applicable Law.  During the last three calendar years prior to the execution of this Agreement, the Target Company has not committed any material violation of any mandatory provisions or prohibitions under any Applicable Law in its business operation.  The Target Company has all the licenses, permits, consents and authorizations required for operating its assets and conducting its business.  Such licenses, permits, consents and authorizations do not materially contravene with the mandatory provisions or prohibitions under the Applicable Law and are in full force and effect.  None of such licenses, permits, consents or authorizations will be terminated or adversely affected as a result of the Proposed Transaction, and the Target Company has not received any notification, either in writing or orally, from any Governmental Authority regarding the cancelling or revoking any license, permit, consent or authorization obtained by the Target Company.

4.2.10              Administrative Penalties, Administrative Mandatory Measures and Administrative Supervision Measures.  No Governmental Authorities have imposed any administrative penalties, administrative mandatory measures or administrative supervision measures that have any material adverse effect on the assets or business of the Target Company.  There are no administrative penalties, administrative mandatory measures or administrative supervision measures imposed by any Governmental Authorities that (i) has or has had materials adverse effect on the Target Company or its assets, (ii) may affect the validity, effectiveness or enforceability of this Agreement, or (iii) affect the consummation of the Proposed Transaction.

4.2.11              Material Contracts

(a)              Except those that have been disclosed to the Purchaser or the public, the Target Company has not entered into any other contracts or arrangements that cross the threshold of materiality (as defined below) (each contract

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crossing the threshold of materiality is referred to as a “Material Contract”).  For purpose of this Section 4.2.11, if the annual turnover of the subject matters or services under any contract, agreement or arrangement or the costs of the commodities or services obtained thereunder (or the payment or liabilities in connection therewith) for the current year is equal to or exceeds RMB10,000,000, then such contract, agreement or arrangement has crossed the “threshold of materiality”.  Each Material Contract (i) is duly executed and binding on each party thereto and is in full force and effect, and (ii)  shall remain in full force and effect after consummation of the Proposed Transaction and will not result in any penalty or other material adverse effect. The Target Company has not materially breach any Seller’s Material Contract. Except for the Material Contracts that have been publicly disclosed, other true and complete copies of other Material Contracts shall have been delivered to the Purchaser or its representative prior to the date of this Agreement.

(b)              Any other parties to any Material Contract have not committed any material breach of such Material Contract.  The Target Company does not receive any notice of terminating or cancelling any Target Company’s Material Contract or breach of contract thereunder.

(c)               The Target Company has not entered into any contract with any abnormal terms that may have material adverse effect or impose material potential risk on the operation of the Target Company, including any abnormal assumption, limitation, exclusive, non-competition terms and any abnormal market price, joint venture and market share that may have material adverse effect or impose material potential risk on the operation of the Target Company.

4.2.12              Environment, health and safety compliance.  The Target Company has obtained and maintains all the environmental, health and safety licenses and permits issued by the Governmental Authorities required for its current use, possession or operation of its business.  The Target Company has conducted its business operation in compliance with the foregoing environmental, health and safety permits, licenses and approvals in all material respects.  During the last three calendar years prior to the date of this Agreement, there has not been any material administrative penalty or litigation arising out of environmental, health or safety issues within three calendar years following the date of this Agreement.

4.2.13              Intellectual Property Rights

(a)         The Target Company has used the intellectual property owned, leased or otherwise obtained by it, such as the names, domain names, trademarks, copy rights, patent rights, invention, technical data, process, know-how, drawings, design, etc. (the “Intellectual Property”), in compliance with the requirements of PRC law.

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(b)         The Seller and the Guarantor have provided the Purchaser with a complete list of the Intellectual Property owned by the Target Company.  The operation of Target Company’s current principal business does not require any other Intellectual Property other than those included in such list.  The Target Company has legal, valid and enforceable rights or rights to use with respect to the Intellectual Property disclosed by it, and such rights are free and clear of any encumbrances.

(c)          To the reasonable knowledge of the Seller and the Guarantor, there is no pending or potential material action, dispute, claim or demand affecting the Intellectual Property of the Target Company.  None of the Seller, the Guarantor and the Target Company has received any written notice from any person challenging the rights of the Target Company to use the Intellectual Property owned, leased or otherwise obtained by the Target Company, and such right of use is not subject to any governmental orders that may affect the free use by the Target Company of each of the Seller’s Intellectual Property.

(d)         To the best knowledge of the Seller and the Guarantor, no officers, employees, or consultants of the Target Company are subject to any obligations under any agreement, contract (including any permits, covenants and undertakings of any nature) or deed or any judgment, decree or order of any court, which may affect its ability to use their best efforts to promote the interest of the Target Company, result in any conflict with the business currently or proposed to be operated by the Target Company, or prevent it from transferring to the Target Company all the Intellectual Property designed, developed or created by them in connection with their service to the Target Company.  The Target Company does not need to use any invention created by its officers or employees (or any persons it currently intends to employ) prior to their employment with the Target Company or beyond the scope of service as stipulated between such officers or employees with the Target Company.

4.2.14              Corporate Assets.  Except those that have been disclosed to the Purchaser, the Target Company has ownership or legal and valid right of use with respect to all the material assets that are currently used by it, including personal property and real property, and such assets are free and clear of any security interests or any other encumbrances.  The Target Company’s rights, title or any rights or interests of any other kinds in the each material corporate asset have been disclosed to the Purchaser, which constitute all the material assets required for the normal operation of the Target Company during the past year, and such assets are currently owned, possessed or used by the Target Company.  To the reasonable knowledge of the Seller and the Guarantor, there is no material dispute or claim pending or threatened that will affect the operation, use or possession of such assets by the Target Company.

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4.2.15              Insurance.  The Target Company has maintained commercially reasonable insurance with respect to all the material insurable assets since the date of this Agreement, with the same coverage as those companies engaged in similar business would generally maintain.  In addition, the Target Company has never been refused to be directly insured during the past three (3) years since the date of this Agreement.  With respect to all such insurance:

(a)         all premiums have been paid in full in accordance with the requirements of the policies;

(b)         all the policies are valid and will not become void as a result of any action, non-action or failure to disclose by the insured; and

(c)          there are no material claims pending, unsettled or in dispute, and no circumstance or situation that may give rise to any material claims.

4.2.16              Employee Welfare Matters.  Except the customary social security insurance, housing fund and Welfare Plan (as defined below), the Target Company has no other plans, agreements or covenants for its current or former employees in connection with the pension, severance payment, commercial insurance, housing welfare or any other employee welfare (individually or collectively “Welfare Plan”).  To the reasonable knowledge of the Seller and the Guarantor, there is no material dispute or claim against the Target Company pending or threatened in respect of the social security insurance, housing fund or any Welfare Plan, or any fact that have been known which may give rise to such material dispute or claim.  All amounts payable by the Target Company and its employees under the social security insurance, housing fund and each of the Seller’s Welfare Plan shall have been paid in full as of the due date.  No employee of the Target Company is entitled to obtain any increase or improvement of its salary, welfare or employment terms and conditions or receive any compensation, severance payment or settlement fee from the Target Company based on his employment contract by reason of the share transfer.  There is no collective labor contract between the Target Company and its labor union.

4.2.17              Labor Matters

(a)         The Target Company has fully complied with the labor laws of the place of its incorporation and any employment contract to which it is a party.  There is no material or pending dispute or controversy between the Target Company and any of its employees or the labor union.  No strike, slowdown, work stoppage or plant closure has occurred in the Target Company.

(b)         To the reasonable knowledge of the Seller and the Guarantor, there is no labor dispute, controversy or arbitration pending between its key employees and their former employers, and none of its key employees

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are subject to any non-compete obligation, and all such key employees work on a full time basis for the Target Company.

4.2.18              Taxes

(a)         Except for those that have been disclosed to the Purchaser, the Target Company has complied with the mandatory provisions or prohibitions under the PRC tax laws in all material respects, paid all the taxes and penalties and fines due and payable, and fully and accurately reported to the Purchaser all the tax liabilities in respect of any period (or a portion thereof) prior to the date of this Agreement.

There is no material civil, administrative or criminal responsibilities resulted from failure by the Target Company to duly make any tax payments, nor any circumstance which, to the knowledge of the Seller and the Guarantor, may give rise to any such responsibilities.

(b)         To the reasonable knowledge of the Seller and the Guarantor, the Target Company is not obligated to refund or repay any tax deductions, tax rebates, tax incentives or any other subsidies in connection with the Target Company, its assets or business that has or will be granted, offered or paid by any Governmental Authority.

4.2.19              Improper Payment

(a)         None of the Seller, the Guarantor or the Target Company has paid or caused any other person to pay or give anything of significant value to or enter into any transaction with any Governmental Authority, governmental officials or officers of any enterprises, for purpose of influencing such persons in official positions in order to obtain or retain business or transfer any business to the Target Company or any other person, except for those that the Seller, the Guarantor or the Target Company is not aware of.

(b)         Throughout the negotiation and execution of this Agreement, to the knowledge of the Seller and the Guarantor, neither the Seller nor its Affiliates, including the directors, officers, business personnel, representatives and intermediaries (the “Project Representatives”) have provided any commercial bribery to the Purchaser’s project representatives by any way or by any reason in the form of cash, anything of value, consumption or otherwise.  For purpose of this Section 4.2.19, any benefit such as work meal, accommodation, transportation or any gift with insignificant value publicly provided by the Seller to the project representatives of the Purchaser based on business reception etiquette and for purpose of completion of the share transfer contemplated under this Agreement, shall not be deemed commercial bribery.

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4.2.20              Non-competition.  None of the Seller, the Guarantor, any key members of the management (to the best knowledge of the Seller and the Guarantor), or their respective Affiliates have, at any time, directly or indirectly,

(a)         engaged in any activities that are the same or similar as or directly or indirectly compete with the business of the Target Company (“Competing Business”) or invested in any company engaged in the Competing Business (whether by equity investments or contractual arrangements), other than purchasing or holding any tradable securities or warrants of any company listed in any securities market (excluding over-the-counter market), but excluding any acquisition by which they may obtain the power to affect the decision making of such listed company;

(b)         solicited or encouraged any employees of the Target Company to accept their or their Affiliates’ or any other third party’s offer for employment or recruited any employees of the Target Company by any other means; or

(c)          provided any advices, assistances or funding with respect to any Competing Business.

4.2.21              Litigations; Claims.  Except for those that have been disclosed or frequently incurred as the result of the customary commercial or legal practices of the jurisdiction where the Target Company is listed or registered, there is no potential litigation, arbitration, mediation, administrative or criminal proceeding to which the Target Company is the plaintiff, defendant, appellant, respondent, claimant or otherwise that is ongoing or reasonably expected to happen, which may have material adverse effect on the continuous operation of the Target Company.  To the reasonable knowledge of the Seller and the Guarantor, they are not aware of any matter which may give rise to any litigation, arbitration, mediation, administrative or criminal proceeding against its directors, supervisors, senior management or the Seller that may have material adverse effect on the continuous operation of the Target Company.  There is no event that may result in any challenge or objection brought by any third party against this Agreement or the Proposed Transaction, invalidity of this Agreement or the Proposed Transaction or any material adverse effect on or change of control of the Target Company, or any other event that may affect the consummation of the Proposed Transaction by the Purchaser.  There is no litigation, arbitration or administrative investigation proceeding against the Target Company or any Seller alleging that it has violated any securities laws and regulations, anti-corruption, anti-bribery, antitrust laws or any other Applicable Law that may have material adverse effect on the Target Company.

4.2.22              No Proceedings or Litigations.  To the reasonable knowledge of the Seller and the Guarantor, there is no investigation, penalty, mandatory measure or supervision measure initiated by any Governmental Authority or

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non-Governmental Authority against the Seller, the Guarantor or the Target Company for enjoining or materially changing the Proposed Transaction.

4.2.23              No Related-party Transaction or Affiliation.  Except those that have been disclosed, there is neither affiliation nor any related-party transaction of any form between the Seller, the Guarantor or their respective Affiliates, on the one hand, and the Purchaser or its controlled subsidiaries, on the other hand.  For the avoidance of doubt, any affiliation that is expected to be formed within the next 12 months in accordance with Applicable Law (including without limitation, CSRC and SSE listing rules) shall be excluded.

4.2.24              Insider Trading.  Without the prejudice of any other provisions hereunder, none of the Seller, the Guarantor and their controlling shareholders, de facto controlling persons and their respective Affiliates, and the directors and the executive officers of the Seller or the Guarantor, have disclosed any inside information obtained in the Proposed Transaction to any other person in any manner or take advantage of the inside information to gain any illegal interests.  The Seller and the Guarantor further undertakes that they will cause their respective Affiliates, directors and executive officers not to disclose in any manner any inside information related to the Proposed Transaction prior to the announcement of such inside information, or take advantage of the inside information to gain any illegal interests directly or indirectly in any manner.  The Seller and the Guarantor further represent and warrant that:

(a)         there is no administrative or criminal investigation due to any alleged insider trading in connection with the Proposed Transaction;

(b)         there is no administrative penalty imposed by CSRC or criminal punishment pursued by any judicial authority due to insider trading;

(c)          there is no circumstance described under Article 13 of “the Interim Provision on Strengthening Supervision of Unusual Stock Trading Related to the Material Asset Restructuring of Listed Company” that would prevent their participation in the material asset restructuring of the listed company.

4.2.25              No Administrative Penalty or Large Amount of Overdue Debt.  The Seller and the Guarantor further represent and warrant that:

(a)         None of the Seller, the Guarantor or their major officers have been subject to any administrative penalties (excluding any penalty obviously unrelated to the securities market), criminal punishments or involved in any material civil litigations or arbitrations in connection with economic disputes during the last five calendar years prior to the date of this Agreement, and there is no large amount of overdue debts that have not been repaid, unperformed commitments or administrative

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supervision measures taken by CSRC or disciplinary actions taken by any stock exchange against them;

(b)         Neither the Seller nor the Guarantor is subject to any material penalty imposed by either domestic or foreign regulatory authority during the last three calendar years prior to the date of this Agreement;

(c)          None of the following circumstances, as described under Article 6 of the Administrative Measures on Acquisition of Listed Companies enjoining the acquisition of a listed company, exists with respect to the Seller:

(i)                  owing large amount overdue and unpaid debt which remains unpaid;

(ii)               committing or allegedly committing material violations of law during the last three calendar years prior to the date of this Agreement;

(iii)            committing serious acts of dishonesty in the securities market within the last three calendar years prior to the date of this Agreement;

(iv)           any other circumstances where acquisition of listed companies is enjoined by laws or administrative regulations or determined by CSRC.

4.2.26              The forms filed and information disclosed by the Target Company to the US Securities and Exchange Commission each year did not include any false representations, misleading statements or significant omissions in all material respects;

4.2.27              COM is duly established and valid existing under the laws of Cayman Islands ;

4.2.28              The Seller owns 100% of the equity of COM.  Except for those that have been disclosed, such equity is free and clear of any encumbrances and is not subject to any other title disputes, and there is no circumstances in respect of such equity which would affect COM’s Going-private as the Merger Sub;

4.2.29              COM is established solely for purpose of acting as the Merger Sub for the Going-private.  It does not have any subsidiary or any equity in any other person and it does not have any assets or engage in any business or trading.

4.2.30              COM does not and will not have any claims, liabilities or debts.

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4.2.31              Full Disclosure.  Any matters related to the Seller, the Target Company, COM and the Proposed Transaction that may have material adverse effect on the Proposed Transaction have been fully disclosed in this Agreement and the appendices hereto, the information disclosure letter, the materials or information provided during the due diligence, audit and appraisal by the Purchaser (and the professional agency retained by it) and the information disclosure documents filed by the Target Company with NYSE and provided to the Purchaser.  Any representations, warranties or materials provided by the Seller to the Purchaser under this Agreement in connection with the Proposed Transaction are true, accurate and complete in all material respects without any false representation, misleading statement or significant omission in all material respects.  The Seller further warrants to the Purchaser that all the materials provided to the Purchaser and the agents engaged by the Purchaser are true, accurate and complete original written materials or duplicates of the same without any false representation, misleading statement or material omission and the duplicates or copies are consistent with the originals.  All the signatures and seals of all the documents are true and are not false, forged or tampered.  The Seller further undertakes that it will indemnify the Purchase against any losses suffered by the Purchaser or its investors arising out of any false representation, misleading representation or significant omission in any material respect of the information provided by the Seller in accordance with the law.  If the Proposed Transaction is subject to investigation by any judicial authority or the CSRC due to any alleged false representation, misleading statement or material omission existing in the information so provided or disclosed, before any conclusion for such investigation is made, the Seller shall suspend any transfer of the shares direct or directly held by it in the Purchaser.

4.2.32              As the Target Company is listed on NYSE on the date of this Agreement, therefore, the risks and information disclosed by the Target Company in the information disclosure materials to the NYSE, including without limitation, [20-F], shall constitute and be deemed an integral part of the information disclosure letter provided by the Seller and the Guarantor to the Purchaser.

4.2.33              As the Guarantor is a company listed in HKEx, the risks and information disclosed in the information disclosure materials to the HKEx shall constitute and be deemed an integral part of the information disclosure letter provided by the Seller and the Guarantor to the Purchaser.

4.3                                           Representations and Warranties of the Purchaser

The Purchaser makes additional representations and warranties to the Seller and the Guarantor in Exhibit 2 hereto.  For purpose of this Section 4.3 and Exhibit 2, any reference to the Purchaser shall include its subsidiaries subject to the merger, and the following representations and warranties shall be deemed to be repeated on the Asset Closing Date as if they were made on such date.

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4.4                                           Reliance on the Representations and Warranties

One Party acknowledges that the other parties have considered the representations and warranties made by such Party in entering into this Agreement, which representations and warranties are factors considered by the other Parties determined to execute this Agreement.

4.5                                           Further Statement

Each representation and warranty made in this Agreement shall be deemed a separate representation and warranty, unless otherwise agreed in this Agreement, and each forgoing representation and warranty shall not be subject to any restriction or limitation due to reference to or be quoted by any other clauses of representations or warranties or any other clauses of this Agreement.

4.6                                           Effectiveness

The representations and warranties under Sections 4.2 of this Agreement shall continue to be effective from the execution of this Agreement throughout the Asset Closing Date.  The representations and warranties under Section 4.3 of this Agreement shall continue to be effective from the execution of this Agreement throughout the Consideration Shares Registration Date.  Each Party undertakes that it shall promptly notify the other Parties in writing if it becomes aware of anything occurring during the period from the date of this Agreement throughout the Asset Closing Date or the Consideration Shares Registration Date (as the case maybe) that would make any representation or warranty become untrue, inaccurate or misleading in any material respect.

Article 5                       Further Covenants

5.1                                           Transitional Period and Losses and Profits in the Transitional Period

5.1.1                     The Seller covenants and agrees, during the Transitional Period, to procure the Target Company:

(a)               to conduct business in the ordinary course of business consistent with the past operating practice, make efforts to maintain the existing relationship with its material clients and persons with whom it has maintained a material business relationship, and maintain the validity of all licenses, permits, and certificated as required to conduct business;

(b)               not to adopt any board resolutions or shareholder meeting resolutions in relation to matters not in the ordinary course of business, other than the resolutions adopted at the board meeting or shareholder meeting for the purpose of performance of the transactions contemplated under this Agreement or the Going-private;

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(c)                not to provide or borrow any loan with the principal amount over RMB3 million to or from any third party, not to create any material security over any of its assets, business, or equity interest, not to sell, assign or otherwise dispose of any material assets or business of the Target Company, not to reach any compromise, settlement, waiver, or satisfaction of thereof in relation to any material action, demand or dispute, or not to waive any right in connection with any material lawsuit or arbitration proceeding, unless in the ordinary course of business and for the purpose of performance of this Agreement and consummation of the Going-private;

(d)               not to increase or reduce the authorized share capital or issued share capital, or not to issue, sell, or redeem any shares, debentures or other securities other than for the purpose of the Going-private;

(e)                not to repay or make payment of any amount to its shareholders;

(f)                 not to declare or distribute any profits to its shareholders;

(g)                not to enter into, amend, or terminate any material contracts or amend the articles of association, unless as required by Applicable Laws, in the ordinary course of business, and for the purpose of the Going-private (including without limitation, execution and performance of the Merger Agreement and the relevant ancillary agreements) and performance of this Agreement;

(h)               not to take any action as set forth in Section 4.2.8, which shall otherwise be disclosed if incurred prior to the date of this Agreement;

provided that, the Target Company has obtained the prior written consent of the Purchaser which shall not be withheld by it without reasonable and sufficient causes, or in emergency cases and for the purpose of preventing the Target Company from incurring material losses (in such cases the Purchaser shall be notified as soon as possible).

5.1.2                     The Parties agree and acknowledge, the Purchaser and the Seller shall jointly engage an accounting firm acceptable to the Parties and satisfying the requirements of regulatory authorities, and such accounting firm shall conduct a closing audit on the Target Assets within 20 Business Days after the Asset Closing Date, to determine the profit and loss to be enjoyed or assumed during the period.  During the period from the Reference Date to the reference date of the closing audit, any increase in equity interest of Target Assets attributable to increase in net profits shall be enjoyed by the Purchaser; any reduction in equity interest of Target Assets attributable to decrease in net profits or net losses shall be made up by the Seller in cash, and the Guarantor shall be jointly and severally liable for the obligation of the Seller to make up the losses in cash.  Any increase

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or reduction in equity interest shall be determined based on the difference of owners’ equity of the Target Company as of the Reference Date and as of the reference date of the closing audit.  In the event of reduction in equity interest, the Seller and the Guarantor shall make up the losses in cash on a lump-sum basis within 10 days after the issuance of the closing audit report in relation to the Target Assets.  Each of the Purchaser and the Seller shall bear 50% of the costs of auditing mentioned above.

5.2                                           Taxes

5.2.1                     Unless otherwise agreed herein, any and all taxes in connection with performance of this Agreement and consummation of the Proposed Transaction shall be borne by the taxpayers as required by Applicable Laws, including taxes payable pursuant to the Announcement of the State Administration of Taxation on Certain Issues in relation to Corporate Income Tax Arising from Indirect Transfer of Properties among Non-Resident Enterprises [SAT Announcement [2015] No. 7] that is applicable to the Seller.  The Seller shall submit information in relation to the Proposed Transaction in a timely manner and make representations in relation thereof pursuant to the Announcement of the State Administration of Taxation on Certain Issues in relation to Corporate Income Tax Arising from Indirect Transfer of Properties among Non-Resident Enterprises [SAT Announcement [2015] No. 7].  The Purchaser shall provide assistance to the Seller in the provision of relevant information in order to obtain fair and appropriate tax treatment.  If the competent tax authority renders any enforceable decision in relation to imposition of taxes, and no condition is available to initiate any remedial measures, the Seller shall make payment of such taxes.

5.2.2                           Each Party shall be responsible for its respective taxes due and payable in connection with performance of this Agreement pursuant to the relevant laws and regulations.

5.3                                           Notice of Development

5.3.1                     Prior to the closing and subject to Applicable Laws, any Party shall notify the other Parties of (i) any matters that occur after the date of this Agreement and may be reasonably expected to constitute a breach of the representations, warranties, and undertakings made by such breaching Party hereunder; (ii) any significant progress that may have material effect on the assets, liabilities, financial position, operations, relationship with clients, suppliers, and employees, and prospects of the Target Company or the Purchaser; (iii) any progress in relation to the Going-private; (iv) conditions upon which this Agreement shall take effect as set forth in Section 7.2 as well as any information in relation to the filing, approval procedures and progress.

5.4                                           Assumption of Liabilities

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5.4.1                     The Seller shall be liable for any liabilities of the Target Company not specifically disclosed in its financial statements or this Agreement, and for any liabilities of the Target Company incurring after the Asset Closing Date attributable to the omission of act to disclose such liabilities existing prior to the Asset Closing Date in its financial statements or this Agreement, other than the liabilities incurred in the ordinary course of business or operation and liabilities otherwise provide by the Parties.  The Seller undertakes the Target Company and the Purchaser will not suffer any financial losses in connection therewith.

5.4.2                     The Seller and the Guarantor undertake that, no financing will be undertaken on COM, including equity financing, debt financing, and financing in form of other convertible securities, and undertake that, after consummation of the Going-private, the Target Company and its surviving entity will not be liable for any debts in connection with the Going-private.  The Seller and the Guarantor shall be responsible for any costs (including, without limitation, costs to legal counsel, financial advisor, etc.) in connection with the Going-private incurred by the Target Company and its surviving entity.

5.5                                           Lockup Period of the Consideration Shares

Upon consummation of the Proposed Transaction, the Seller shall undertake that within 36 months as of the consummation of the Proposed Issuance, it may not transfer any of the Consideration Shares acquired by it pursuant to the Proposed Issuance and thereafter it shall act in compliance with the applicable rules of the CSRC, MOFCOM and SSE in respect of the Lockup period of the Consideration Shares.

5.6                                           Treatment of Creditor’s Rights and Debts and Settlement of Employees

5.6.1                     The Proposed Transaction is for the purpose of acquiring the equity interest in the Target Company and does not involve the substitution of the Target Company with a new party with respect to the existing creditor’s rights or debts of the Target Company, and the existing creditor’s rights and debts of the Target shall remain the creditor’s rights and debts of the Target Company after the Asset Closing Date.

5.6.2                     The Proposed Transaction does not involve the settlement of employees at the Target Company.  After the Asset Closing Date, employees currently in the employment of the Target Company shall remain in the employment of the Target Company in accordance with the relevant labor contracts that have been signed as of the date hereof.

5.7                                           Arrangements with respect to the Retained Profit Carried forward from Previous Periods

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5.7.1                     Any undistributed profit, surplus reserve, and any other reserve (if any) of the Target Company shall be vested in the shareholders of the Target Company after the consummation of the Proposed Transaction, or in other words, the Target Company will not distribute profit prior to the consummation or termination of the Proposed Transaction.  However, the profit declared as of the Asset Closing Date that is payable but not paid shall be vested in, and paid to, the Seller, prior to the Asset Closing Date of the Target Assets.

5.7.2                     Any undistributed profit, surplus reserve, and any other reserve (if any) of the Purchaser accumulated prior to the Consideration Shares Registration Date, shall be distributed by both new shareholders and original shareholders (including the Seller acquiring the Consideration Shares) in proportion to their shareholding percentage then existing upon consummation of the Proposed Issuance.

5.8                                           Merger Sub

5.8.1                     The Seller and the Guarantor undertake to maintain and use COM as the Merger Sub for the Going-private.

5.8.2                     In the event that the Seller elects at any time not to use COM as the Merger Sub for the Going-private, the Seller shall form a new Merger Sub and notify the Purchaser in a timely manner.  Any and all references to COM hereunder shall be automatically substituted by, and shall be applicable to, the new Merger Sub.

5.9                                           Exchange Rate and Calculation

Unless otherwise agreed in this Agreement (including ancillary documents attached hereto) and subject to any other terms contained herein, any conversion or settlement between RMB and a foreign currency in relation to the Proposed Transaction under this Agreement, shall be made at the central parity rate of RMB against such foreign currency published by the China Foreign Exchange Trade System on the date on which the payment or the conversion is actually made, or on the date of settlement or determination under the authorization by the People’s Bank of China.

5.10                                    Purchase of Foreign Exchange

The Purchaser and the Seller shall, in compliance with law, complete the procedures in connection with foreign exchange registration, opening of special foreign exchange account, and review of purchase of foreign exchanges in relation to the payment of the Consideration Shares and Cash Consideration.

5.11                                    Going-private

The Seller and the Guarantor undertake that in the event that any amendments to the

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relevant matters in connection with the Going-private would result in failure of the Purchaser to obtain the Target Assets subject to its compliance with this Agreement on a continuous basis, the Seller and the Guarantor shall obtain the prior consent from the Purchaser for such amendments.  For the avoidance of doubt, any amendments to the relevant matters in connection with the Going-private for which the Purchaser’s consent that is otherwise required pursuant to this Article is not obtained shall be deemed a violation of Section 3.2.5. For the avoidance of doubt, this Article shall not in any event be interpreted: a) as if the Seller, the Guarantor, and the Purchaser would act in concert or have similar relationship; b) as if the Seller or the Guarantor would be liable to the Purchaser for driving or consummating the Going-private; c) the Going-private (including any plan thereof), or its implementation, consummation or termination as condition to give effect, the closing conditions or conditions precedent to this Agreement; or d) as if the Purchaser would have any independent rights to claim or other interests (including without limitation, property interests or non-property interests) in the Going-private.  This Article shall not in any way limit any other agreements among the Parties.

Article 6       Confidentiality

6.1                                           Obligation of Confidentiality

Other than circumstances set forth in Section 6.2 hereof, any Party hereto shall not, and shall cause any of its Affiliates, directors, senior officers, employees, shareholders, agents or the directors, senior officers, employees, agents, financial advisor or accounting advisor of the Target Company not to, disclose information set forth below to any third parties, without the prior written consent of other Parties: (a) any discussions and assessments among the Parties in relation to the assignment contemplated hereunder, and any terms and conditions thereof; (b) the existence of this Agreement and any of its terms and conditions; and (c) any private, secretive, or confidential data and information obtained by any Party from other Parties in connection with the execution of this Agreement or performance of the assignment contemplated hereunder (collectively “Confidential Information”), and shall keep the Confidential Information in strict confidence, provided that the obligation of confidentiality shall not apply to any information that, at the time of disclosure, (i) is or has been available publicly, other than for the reason of disclosure directly or indirectly by the receiving party; or (ii) has been made available to the receiving party and not bound by the obligation of confidentiality, or Confidential Information obtained independently by the receiving party without assistance, utilization, or use of Confidential Information.

6.2                                           Exceptions

Each Party agree, it may disclose or divulge the Confidential Information only to the extent that:

6.2.1                     for the purpose of the performance of the assignment contemplated hereunder, it may disclose to the senior officers, directors, legal counsel, financial advisor, accounting advisor on a need to know basis in connection with the

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performance of duties and only to the extent of such basis.  The disclosing party shall procure that any person receiving Confidential Information shall be fully aware of the confidential nature of Confidential Information and the obligation of confidentiality assumed by such disclosing party, and shall procure that any person receiving Confidential Information shall abide by the same obligation of confidentiality; or

6.2.2                     it is permitted to make disclosures to the person otherwise agreed in writing by other Parties hereto; or

6.2.3                     it is required by Applicable Laws to make disclosures or announcements to any stock exchange or Governmental Authority, in which case it shall give other Parties reasonable written notice in advance and make accurate disclosure with the content being determined by the Parties jointly to the extent as required by Applicable Laws.

6.3                                           Duties

Each Party shall be liable for any breach of terms set forth in Section 6.1 by any of its Affiliates, directors, senior officers, employees, shareholders, agents, and its legal counsel, financial advisor and/or accounting advisor.

Article 7       Effectiveness and Termination

7.1                                           Formation

This Agreement shall be formed after being executed by the Parties.

7.2                                           Effectiveness

This Agreement shall take effect on the date when all conditions set forth below are satisfied:

7.2.1                     The matters under the Proposed Transaction have been approved by the board of directors and the shareholder meeting of Purchaser;

7.2.2                     The matters under the Proposed Transaction have been approved by the board of directors of the Seller;

7.2.3                     This Agreement and the matters under the Proposed Transaction have been approved by the board of directors and the shareholder meeting of the Guarantor;

7.2.4                     The Guarantor has fulfilled applicable requirements of HKEx, and other regulatory authorities, all of which grant approval in relation to the Proposed Transaction;

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7.2.5                     The Seller and the Guarantor have obtained consents and/or waivers from the sponsors that will provide financing to the Going-private in relation to the execution/performance by the Seller and the Guarantor of this Agreement and the Proposed Transaction;

7.2.6                     The matters under the Proposed Transaction have been filed with the National Development and Reform Commission of the People’s Republic of China (“NDRC”) in relation to offshore investment;

7.2.7                     The matters under the Proposed Transaction have been filed with the Department of Commerce of Jiangsu Province in relation to offshore investment;

7.2.8                     The matters under the Proposed Transaction have been approved by MOFCOM in relation to strategic offshore investors;

7.2.9                     The matters under the Proposed Transaction have been approved by MOFCOM in relation to concentrations of business operators; and

7.2.10              The Proposed Transaction has been approved by CSRC.

7.3                                           Termination

This Agreement may be terminated:

7.3.1                     by mutual written consent of the Parties;

7.3.2                     This Agreement fails to take effect on or prior to the first anniversary of the date hereof;

7.3.3                     Any permanent injunction, regulation, rules or order rendered by the competent Governmental Authority that makes restrictions on, bans or terminates the assignment contemplated hereunder has become final and non-appealable, then any Party is entitled to terminate this Agreement by giving a written notice; where a Party terminate this Agreement by giving a notice, the termination date shall be the date as set forth in such notice, or the day when the notice is given, in case no date contained therein.

7.3.4                     under the circumstances as set forth in Article 10 (Force Majeure) hereof;

7.3.5                     The Purchaser fails to complete the issue, registration, and registration under the name of the Seller, of entire Consideration Shares, within the prescribed period set forth in this Agreement; or the Purchaser fails to pay the entire Cash Consideration in full within the prescribed period set forth in this Agreement, and continues to fail to perform the obligation of payment of the Cash Consideration within thirty (30) days after the Seller

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gives a written notice to the Purchaser, the Seller has the right to terminate this Agreement unilaterally in writing;

7.3.6                     by any Party pursuant to Section 3.7 hereof;

7.3.7                     In the event any Party commits material breach of the terms of this Agreement which affects the specific performance of this Agreement, and such Party fails to remedy such breaches within thirty (30) days after receipt of the written notice given by the non-breaching party that requests an immediate remedy, the non-breaching party shall have the right to terminate this Agreement unilaterally by written notice; or

7.3.8                     by any Party after giving other Parities the written notice of termination in accordance with other terms of this Agreement (including supplementary agreement hereof).

7.4                                           Effect of Termination

7.4.1                     All rights and obligations of each Party under this Agreement shall become void upon termination of this Agreement, provided that:

(a)               any terms that shall survive the termination of this Agreement in accordance with provisions of this Agreement, or determined based on the nature of the terms or in the context of this Agreement, and any terms that are required for the interpretation or implementation of this Agreement, shall survive the termination of this Agreement; and

(b)               termination of this Agreement shall not affect any rights and obligations of any Party incurred prior to such termination and, without prejudicing the generality of such provisions, termination of this Agreement shall not cancel or affect any rights of a Party to seek liquidated damages in respect of any violations by other Party of this Agreement, unless otherwise specified in this Agreement.

7.4.2                     None of the Parties shall be liable for any breach in case this Agreement is terminated in accordance with Sections 7.3.1 to 7.3.4;

7.4.3                     If this Agreement is terminated in accordance with Sections 7.3.5 to Section 7.3.7, the breaching party shall be liable for breach and indemnify other Parties of any losses that are actually incurred.  For the avoidance of doubt, none of the Parties shall be liable for any breach in case this Agreement is terminated due to the matters under Section 8.5 and Section 8.6;

7.4.4                     Each of the Parties shall assume liabilities arising from termination of this Agreement pursuant to Section 7.5 in case this Agreement is terminated in accordance with Section 7.3.6;

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7.4.5                     The terms in relation to confidentiality, liability of breach, governing law and dispute resolution shall survive the termination of this Agreement.

7.5                                           Termination Fee

7.5.1                     The Purchaser shall pay the Seller an amount equal to US$30 million as termination fee within 20 Business Days upon receipt of the written notice of the Seller, in the event that the Seller shall dissolve this Agreement unilaterally in accordance with this Agreement, if:

(a)               Any circumstances set forth in Section 3.7.2;

(b)               Subject to other covenants contained herein, upon full satisfaction (or waiver in accordance of this Agreement) of the closing conditions, the Purchaser refuses to close or accept the closing conditions, and continue to refuses to close or accept the closing conditions within 30 days following the notice of the Seller, then the Seller shall dissolve this Agreement unilaterally; or

(c)                Subject to other covenants contained herein, upon closing of the Target Assets, the Purchaser fails to perform or unduly perform the obligation of payment in relation to the Consideration Shares and/or Cash Consideration, and continues to fail to perform the obligation of payment within thirty (30) days after the Seller gives a formal written notice to the Purchaser, then the Seller shall dissolve this Agreement unilaterally.

For the avoidance of doubt, the Purchaser is not required to pay any termination fee in case the Seller dissolves this Agreement in accordance with Section 8.6.

7.5.2                     The Seller shall pay the Purchaser a termination fee equal to US$30 million within 20 Business Days following receipt of the written notice from the Purchaser, in the event that the Purchaser shall dissolve this Agreement unilaterally in any of the circumstances as set forth in Section 3.7.1.

For the avoidance of doubt, the Seller is not required to pay any termination fee arising from the matters set forth in Section 8.5.

Article 8                       Liability for Breach and Indemnification

8.1                                           Any breach by a Party hereto of its representations, warranties, covenants, or any false representations, non-performance of any rights and obligations hereunder shall constitute a breach, and upon request of the non-breaching party, the breaching party shall continue to perform its obligations, take remedy measures, or make any indemnification that shall be comprehensive, timely, adequate, and effective.

8.2                                           In case that any non-performance, delay in performance, or unduly performance of any obligations hereunder by any Party results in any failure to achieve the purposes of this Agreement, the non-breaching party shall have the right to dissolve this

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Agreement, and the breaching party shall indemnify any other parties of the losses on a full indemnity basis, provided that, the maximum amount of damages to be made by the breaching party to other Parties shall not exceed the Transaction Consideration.  Such maximum amount of Damages shall not in any way conflict with, and shall be subject to, the terms in relation to the termination fee set forth in Section 7.5.  Where any Party is liable for payment of both Damages and the termination fee, such party shall make payment of both Damages and the termination fee, and shall not seek defenses or refuse to perform such obligation by the excuse of the maximum amount of Damages.

8.3                                           None of the Parties shall be liable for any breach in case the Proposed Transaction does not take effect or consummate with no fault of the Parties hereto.

8.4                                           Without prejudicing any other rights and remedies to which the Purchaser is entitled hereunder, the Seller and the Guarantor shall, jointly and severally, indemnify the Purchaser from and against any liabilities and losses (including without limitation, any damages, penalties, fines, and any costs of investigation, legal costs, professional fees, accountant fees, and other costs that are reasonably incurred in relation to any action, or asset or value impairment of the Target Company), arising out of, or in connection with matters set forth below; the Seller shall, jointly and severally, indemnify the Purchaser from and against any liabilities and losses (including without limitation, any damages, penalties, fines, and any costs of investigation, legal costs, professional fees, accountant fees, and other costs that are reasonably incurred in relation to any action, or asset or value impairment of the Target Company), arising out of, or in connection with any matters set forth below, which include, without limitation: (i) any action or arbitration against the Target Company, the Purchaser and its Affiliates arising from Going-private; (ii) the appraisal rights under the Merger Agreement to be exercised by the shareholders of the Target Company pursuant to Companies Law of Cayman Islands Cap 22 (Law 3 of 1961, as revised) — Section 238, and any costs to be borne by the Target Company (including without limitation, costs in lawsuit, costs to shareholders who exercise the appraisal rights); and (iii) all indemnification paid by the Target Company or its surviving entity under the Merger Agreement for Going-private, and all costs arising from Going-private (including without limitation, costs to legal counsel, financial advisor, payment agent, etc.)

8.5                                           For the avoidance of doubt, subject to the good faith and great efforts of the Seller and the Guarantor to promote satisfaction of the transactional conditions, any of the cases set forth below shall not constitute a breach and the Seller or Guarantor is not obliged to assume any liability of breach, liability of compensation, other financial liability or corresponding guarantee liability:

(a)                     No approval or verification is obtained at the shareholder meeting of the Guarantor and/or from the HKEx and/or other regulatory authorities (if applicable) in relation to the Proposed Transaction;

(b)                     No approval is obtained from the power authority of the Target Company in relation to the Proposed Transaction.

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8.6                                           For the avoidance of doubt, subject to the good faith and great efforts of the Purchaser to promote satisfaction of the transactional conditions, any of the cases set forth below shall not constitute a breach and the Purchaser is not obliged to assume any liability of breach, liability of compensation, other financial liability or corresponding guarantee liability:

(a)                     No approval or verification is obtained at the shareholder meeting of the Purchaser and/or from the SSE and/or CSRC in relation to the Proposed Transaction;

(b)                     No approval is obtained from the MOFCOM in relation to the Proposed Transaction.

Article 9                       Closing Security, Remedies and Guarantee

9.1                                           Closing Security and Remedies Available to the Purchaser

9.1.1                     In the event that the Seller fails to duly perform its obligation to conduct the closing of the sale and purchase of the Target Assets on the Asset Closing Date, the Purchaser shall be entitled to liquidated damages for delayed closing in accordance with Section 9.1.2.  In order to exercise such remedy mentioned above, the Purchaser shall notify the Seller in writing.  Whether the Purchaser terminates this Agreement or not, it shall have the right to claim and receive liquidated damages for delayed payment in accordance with this Agreement.

9.1.2                     For each day the Seller delays the closing of the sale and purchase of any Target Assets past the Asset Closing Date, the Seller shall pay the Purchaser daily liquidated damages which shall be equal to the value of such Target Assets as of such day multiplied by 0.05% (the “Seller Daily Liquidated Damages Rate”).  The aggregate liquidated damages for delayed closing payable by the Seller shall be equal to the Seller daily liquidated damages multiplied by the number of calendar days elapsed from the date on which the delay in the closing commences and to the date on which the liquidated damages are determined.  The Seller Daily Liquidated Damages Rate shall be doubled on the basis of compounding whenever a delay amounts to 30 consecutive days or an integral multiple thereof.

9.2                                           Closing Security and Remedies Available to the Seller

9.2.1                         In the event that the Purchaser fails to duly perform its obligation to issue the Consideration Shares or pay the Cash Consideration after the closing of the sale and purchase of the Target Assets, the Seller shall be entitled to liquidated damages for delayed payment in accordance with Section 9.2.4.  In order to exercise such remedy, the Seller shall notify the Purchaser in writing.  Whether the Seller terminates this Agreement or not, the Seller shall have the right to claim and receive the liquidated damages for delayed payment in accordance with this Agreement.

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9.2.2                         Where the Purchaser fails to perform properly its obligation to issue the Consideration Shares or pay the Cash Consideration for more than 30 consecutive days, the Seller shall have the right (but no obligation) to exercise any one or more of the following remedies and the security right, all at its own discretion: a) to terminate this Agreement; b) to enforce the pledge created on the relevant Target Company shares set forth in Section 9.3; c) to receive liquidated damages so as to hold the Seller and/or the Target Company harmless from any loss in accordance with the other terms of this Agreement; and d) to claim the payment of liquidated damages for delayed payment set forth under Section 9.2.4.

9.2.3                         Any exercise of any remedy or security right by the Seller set forth under Section 9.2 shall not in any way operate as or be interpreted as a waiver of any other remedy or security right.

9.2.4                         For each day the Purchaser delays the payment of any portion of the Purchase Price, the Purchaser shall pay the Seller the daily liquidated damages which shall be equal to the value of such portion of the Purchase Price as of such day multiplied by 0.05% (the “Purchaser Daily Liquidated Damages Rate”).  The aggregate liquidated damages payable by the Purchaser shall be equal to the Purchaser daily liquidated damages multiplied by the number of calendar days elapsed from the date on which the delay in the payment commences and to the date on which the liquidated damages are determined.  The term “Value of such portion of the Purchase Price” referred to above shall mean the sum of (i) the amount equal to product of the number of the delayed Consideration Shares multiplied by the agreed Issuing Price plus, (ii) amount of the delayed Cash Consideration.  The Purchaser Daily Liquidated Damages Rate shall be doubled on the basis of compounding whenever a delay amounts to 30 consecutive days or an integral multiple thereof.

9.3                                           Reverse Pledge of the Target Assets

9.3.1                          Prior to the Closing Condition Fulfillment Deadline, the Purchaser and the Seller shall, in accordance with the laws of Cayman Islands, enter into a Share Pledge Agreement in the form of Annex 1 hereto, together with all the appendices thereto (including without limitation, a share transfer instrument) (the “Target Assets Reverse Pledge Agreement”).  The Target Assets Reverse Pledge Agreement shall take effect upon satisfaction of certain conditions, including, the actual performance and consummation by the Parties of the closing of the sale and purchase of the Target Assets, and shall provide that, assuming that the Parties have consummated the closing of the sale and purchase of the Target Assets in accordance with this Agreement, until the Purchaser has actually performed fully its obligation to pay the Purchase Price and any other amount payable by it under this Agreement and relevant transaction documents, including without limitation, liquidated damages, Damages, termination fee, and any other amount, the Purchaser shall pledge to the Seller the Target Assets obtained by it

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hereunder to secure the Purchaser’s performance of its obligation to pay all or any portion of the Purchase Price and any other amount payable by it under this Agreement and relevant transaction documents.  Promptly within 10 Business Days as of the payment in full by the Purchaser of the Purchase Price and any other amount payable by it in accordance with the foregoing provisions, the Seller shall have such pledge so created over the Target Assets released and return to the Purchaser any and all of the documents and share certificates that should be returned.

9.3.2                         At the same time, the Purchaser undertakes that it shall bear the reasonable expenses and fees incurred by the Seller in the exercise or enforcement of the security interest, including without limitation, the expenses and fees to be incurred in the pursuit of litigations, obtaining of writs, enforcement, evaluation (to the extent necessary), engagement of intermediary agencies.

Article 10                            Force Majeure

10.1                                    If any Party hereto fails to perform all or part of its obligations hereunder affected by a force majeure event, performance of such obligations may be suspended for a period when such force majeure event lasts.  An force majeure event means any event which is beyond the reasonable control of the affected Party, unforeseeable, or even if foreseeable is unavoidable or insurmountable, and occurs after the date of this Agreement, and such events render the performance of all of part of this Agreement impossible or impracticable.  Such events include, without limitation, flood, fire, drought, typhoon, earthquake, or other natural disaster, traffic accident, strikes, turbulence, turmoil, war, or enactment, promulgation, amendment, replacement, interpretation of laws by power authority or administrative authority of any jurisdiction (irrespective of whether it is within or outside of the PRC).

10.2                                    The Party claiming being effected by a force majeure event shall promptly notify the other Parties in writing and shall furnish the other Party within thirty (30) days thereafter appropriate proof of the occurrence of the force majeure and the expected duration of the adverse effects resulting from such force majeure.  The Party claiming a force majeure event renders the performance of all of part of this Agreement impossible or impracticable shall also use all practicable and reasonable efforts to eliminate or mitigate the impacts of the force majeure event on performance of its obligations hereunder.

10.3                                    Upon occurrence of a force majeure event, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable efforts to minimize the consequences of such force majeure event.  If the occurrence or effect of the force majeure event causes material hindrance to the assignment contemplated hereunder with the duration lasting for more than six(6) months, and the Parties fail to agree on any equitable solution, then any Party may terminate this Agreement unilaterally.

Article 11                            Governing Law and Dispute Resolution

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11.1                                    The entry, validity, interpretation, performance, and dispute resolution in connection with this Agreement shall be governed by the PRC laws.  Where the ancillary agreements hereto stipulate otherwise with respect to the governing law and application, such stipulations shall prevail.

11.2                                    Any dispute between the Parties hereto in connection with this Agreement shall first be settled by friendly consultations between the Parties.  If such dispute cannot be settled through friendly consultations within thirty days after the occurrence of the dispute, any Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules then in effect.  The arbitration shall be conducted in Chinese language.  Where the ancillary agreements hereto stipulate otherwise with respect to the governing law and application, such stipulations shall prevail.

11.3                                    The arbitral award shall be final and binding upon the Parties hereto.

11.4                                    During the period of dispute resolution, other than the disputed matters, the Parties hereto shall continue to perform all other provisions in this Agreement.

Article 12                            Notice and Delivery

12.1                                    All notices or written communications to be sent by any Party to other Parties as required under this Agreement shall be given by facsimile or by courier service to any other Parties promptly that shall also be notified via fax, e-mail or telephone.  Such notices or written communications given hereunder, unless an earlier date otherwise evidenced, shall be deemed to be delivered on the third calendar day after being given to the courier service company, if delivered by courier service company, or the next Business Day after being given by facsimile, if delivered by facsimile.

12.2                                    All notices and written communications shall be delivered to the addresses set forth below, or any other addresses notified by any Party to the other Parties.  In case a Party fails to notify in time any other Parties of any change to such address, the documents delivered to the original addresses shall be deemed having been delivered to such Party.

If to the Seller and Guarantor:

Attention:	Yuen Kam
Address:	48/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong
Tel:	+852 3605 8180
Fax:	+852 3605 8180

If to the Purchaser:
Attention:	Lijian Pan
Address:	No. 1 Zhongshan South Road, Nanjing
Postal code:	210005
Tel:	025-84717494
Fax:	025-84717494

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Article 13                            Miscellaneous

13.1                                    Guarantee

Without prejudicing the validity of other provisions hereto, the representations, warranties, covenants, obligations made by the Seller hereunder shall be deemed to be repeated and assumed by the Guarantor, and the Guarantor shall be liable jointly and severally to the obligations of the Seller under this Agreement.

13.2                                    Entire Agreement

This Agreement constitutes the entire agreement among the Parties with respect to the matters under the Proposed Transaction as of the date of this Agreement.  In case of any conflict between this Agreement and the relevant advice, representations, warranties, agreements, or covenants which were made by Parties prior to this Agreement, the Parties agree this Agreement shall prevail.

13.3                                    Assignment, Amendment and Supplement

Without prior written consent of the other Parties, any Party may not assign this Agreement or any rights or obligations hereunder.  Any amendment and supplement of this Agreement shall be made and mutually agreed in written by and sent to the Parties.

13.4                                    Further Assurance

For the purposes of granting all rights, power, and relief that are vested under this Agreement to the relevant parties, upon reasonable request by one Party from time to time, the other Parties shall take all such further acts and steps, or shall cause such further acts and steps to be taken, and shall execute all such other documents or procure to execute all such other documents.

13.5                                    Waiver

No delay or omission on the part of any Party to this Agreement in exercising any right, power or privilege provided by law or provided hereunder shall be deemed a waiver thereof.  The single or partial exercise of any right, power or privilege provided by law or provided hereunder shall not preclude any other exercise of any other right, power or privilege.

13.6                                    Severability

If any provision of this Agreement is held invalid, illegal or incapable of being enforced, the Parties agree such provision shall be enforced to the greatest extent possible so as to effect the intent of the Parties and the validity, legality, and enforceability of all other provisions of this Agreement shall not be affected in any manner.  The Parties hereto shall negotiate in good faith to modify this

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Agreement so as to effect the original intent of the Parties hereto as closely as possible and replace such language that is unenforceable with language that shall be enforceable.

13.7                                    Application

Unless otherwise provided herein, this Agreement shall be inure solely to the benefit of and binding upon the Parties hereto and their respective successors and permitted assigns.

13.8                                    Language

This Agreement shall be written in Chinese language and the Chinese version shall prevail.

13.9                                    Counterpart

This Agreement shall be executed in eight (8) counterparts, which are equally authentic.  Each Party shall hold one (1) counterpart, and the remaining counterparts to be maintained by the Purchaser for purposes of obtaining approvals and completing registration in connection with the Proposed Transaction.  Each counterpart shall have the same legal effect.

[Signature page follows]

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(Signature Page to Agreement to Purchase Assets by Share Issuance and Cash Payment in relation to Nanjing Xinjiekou Department Store Co., Ltd.)

Purchaser: Nanjing Xinjiekou Department Store Co., Ltd. (Seal)

Authorized Representative: (Signature)	/S/ YANG Huaizhen

Date: [          ], 2016

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(Signature Page to Agreement to Purchase Assets by Share Issuance and Cash Payment in relation to Nanjing Xinjiekou Department Store Co., Ltd.)

Seller: Golden Meditech Stem Cells (BVI) Company Limited (Seal)

Authorized Representative: (Signature)	/S/ Yuen KAM

Date: [          ], 2016

Guarantor: Golden Meditech Holdings Limited (Seal)	/S/ Yuen KAM

Authorized Representative: (Signature)

Date: [          ], 2016

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Agreement to Purchase Assets by Share Issuance and Cash Payment

Exhibit 1                    Basic Information and Capitalization Structure of the Target Company

(1)                                As at the date of this Agreement, the basic particulars of the operating entity to which the Target Assets relate hereunder are as follows:

Company Name:	China Cord Blood Corporation
Registered Address:	Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands
Date of Establishment:	June 30, 2009
Authorized Share Capital:	US$25,100

(2)                                As at the date of this Agreement, the details of the Target Company shares owned or to be owned by the Seller are as follows:

Class	Underlying Number of Shares
Ordinary Shares	38,352,612
CGL-GM CBs	8,809,020
ECHIL CBs	22,903,454
Magnum CBs	8,809,020
Subtotal	78,874,106
Total share capital after all the CBs are converted into ordinary shares	120,604,742
Percentage	65.4%

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Agreement to Purchase Assets by Share Issuance and Cash Payment

Exhibit 2                    Representations and Warranties of the Purchaser to the Seller and the Guarantor

The Purchaser hereby makes the following additional representations and warranties to the Seller and the Guarantor, and for purpose of this Exhibit 2, any and all references to the Target Company shall include all the subsidiaries subject to the merger, and the following representations and warranties shall be deemed repeated on the Asset Closing Date as if made at such time.  As of the date hereof and the Asset Closing Date, except for those disclosed by the Purchaser publicly, by way of an information disclosure letter as of the date of this Agreement or in this Agreement or any other transaction documents executed by the Seller to which it is a party, or incurred for purpose of implementation or consummation of the Proposed Transaction and notified to the Seller, or fulfilled for purpose of this Agreement and notified to the Seller, or that have been disclosed by the Purchaser on the website of SSE or in the information disclosure channel designated by the CSRC:

(1)                                The documents filed by and the statements made or the information disclosed by the Purchaser to the competent securities regulator (or its branches) for purpose of this Agreement are true, accurate and complete without any false representation, misleading statement or significant omission.  To the best knowledge of the Purchaser, there is no administrative investigation, criminal investigation, prosecution, criminal case registration, administrative penalty, criminal punishment, administrative or judicial mandatory measures or supervision measures against or in connection with the Proposed Issuance, or any director, supervisor or executive officer of the Purchaser.

(2)                                To the reasonable knowledge of the Purchaser, the professional reports, opinions and memorandum prepared by the professional services engaged by the Purchaser for purpose of the Proposed Issuance or in connection with any other matters of the Proposed Issuance are true, accurate and complete in all respects without any false representation, misleading statement or significant omission.

(3)                                The Consideration Shares to be issued and delivered to the Seller by the Purchaser are free and clear of any right defects, encumbrances, any other rights, pledge and freezing and are not subject to any right of first refusal, privilege, option or any contract or deeds to which the Purchaser is a party.

(4)                                Valid existence.  The Purchaser is duly established or incorporated in the jurisdiction where it is established or incorporated.  There is no circumstance under which it may be cancelled or deregistered.  The Purchaser has all the necessary power, authority or qualification to own, lease and operate its property and assets and carry out the business it currently conducts, and its articles of association, business license and any other permits, licenses and qualifications are in full force and effect from the date of this Agreement through the Asset Closing Date.

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(5)                                Affiliates.  Except for the related party transactions that have been publicly disclosed, there is no other significant related-party transaction or arrangement between the Purchaser and any of the other Affiliates that are required to be disclosed under the Applicable Law, which includes without limitation, those in connection with possession of funds, financing, procurement, licensing, creditor’s rights and obligations.

(6)                                Finance and Accounting

(a)                      The financial statements of the Purchaser shall be prepared based on the transactions or events actually incurred and are in compliance with the PRC GAAP, which have fairly reflected the financial conditions, performance results and cash flows of the Purchaser in all material respects.

(b)                      The Purchaser has established an independent financial accounting system which enables it to make financial decision independently, and has set up standard financial accounting policies and financial management policies.  The Purchaser has no joint bank account with its controlling shareholder, de facto controlling person and any other enterprises under its control.

(7)                                Absence of undisclosed liabilities which should have been disclosed.  The Purchaser does not have any other significant liabilities that should have been disclosed pursuant to any Applicable Law, nor does it have any existing or contingent condition which is reasonably expected to result in such other material liabilities.

(8)                                No material changes. Other than those disclosed by the Purchaser, no material change has occurred that may have a material adverse effect on the Purchaser.

(9)                                Compliance of Business Operation.  The Purchaser has not violated or did not materially violate any Applicable Law.  The Purchaser has been conducting its business in accordance with all the Applicable Law.  During the last three years, the Purchaser has not committed any material violation of any mandatory provisions or prohibitions under any Applicable Law in its business operation.  The Purchaser has all the licenses, permits, consent and authorizations required for operating its assets and conducting its business.  Such licenses, permits, consent and authorization do not materially contravene with the mandatory provisions or prohibitions of the Applicable Law and are in due force and effect.  None of such licenses, permits, consents or authorizations will be terminated or adversely affected as a result of the Proposed Transaction, and the Purchaser has not received any notification, either in writing or orally, from any Governmental Authority regarding the cancelling or revoking any license, permits, consent or authorization obtained by the Target Company.

(10)                         Administrative Penalties, Administrative Mandatory Measures and Administrative Supervision Measures.  No Governmental Authorities have imposed any administrative penalties, administrative mandatory measures or administrative supervision measures that have any material adverse effect on the assets or business of the Target Company.  There are no administrative penalties, administrative

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mandatory measures or administrative supervision measures imposed by any Governmental Authorities that (i) has or has had materials adverse effect on the Purchaser or its assets, (ii) may affect the validity, effectiveness or enforceability of this Agreement, or (iii) affect the consummation of the Proposed Transaction.

(11)                         Environment, health and safety compliance.  The Purchaser has obtained and maintains all necessary environmental, health and safety licenses and permits issued by the Governmental Authorities required for its current use, possession or operation of its business.  The Purchaser has conducted its business operation in compliance with the foregoing environmental, health and safety permits, licenses and approvals in all material respects.  There will be no material administrative penalty or litigation arising out of environmental, health or safety issues within the last three years.

(12)                         Purchaser Intellectual Property Rights

(a)                      The Purchaser has used the Intellectual Property owned, leased or otherwise obtained by it, such as the names, domain names, trademarks, copy rights, patent rights, invention, technical data, process, know-how, drawings, design (the “Purchaser Intellectual Property”) in compliance with the requirements of PRC law.

(b)                      There is no pending or potential material action, dispute, claim or demand affecting the Purchaser Intellectual Property of the Purchaser.  The Purchaser has not received any written notice from any person challenging the rights of the Purchaser to use the Purchaser Intellectual Property owned, leased or otherwise obtained by the Purchaser, and such right of use is not subject to any governmental orders that may affect the free use by the Purchaser of each of the Purchaser Intellectual Property.

(c)                       To the best knowledge of the Purchaser, no officer, employee, or consultant of the Purchaser is subject to any obligations under any agreement, contract (including any permits, covenants and undertakings of any nature) or deed or any judgment, decree or order of any court, which may affect its ability to use their best efforts to promote the interest of the Purchaser, result in any conflict with the business currently or proposed to be operated by the Purchaser, or prevent it from transferring to the Purchaser all the Intellectual Property designed, developed or created by them in connection with their service to the Purchaser.  The Purchaser does not and will not need to use any invention created by its officers or employees (or any persons it currently intends to employ) prior to their employment with the Purchaser or beyond the scope of service as stipulated between such officers or employees with Purchaser.

(13)                         Labor Matters

(a)                      The Purchaser has fully complied with the labor laws of the place of its incorporation and any employment contract to which it is a party.  There is no material dispute or controversy pending or threatened between the Purchaser

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and any of its employees or the labor union.  No strike, slowdown, work stoppage or plant closure has occurred in the Purchaser.

(14)                         Taxes

(a)                      Except for those that have been publicly disclosed, the Purchaser has complied with the mandatory provisions or prohibitions under the PRC tax laws in all material respects.

(15)                         Improper Payment

(a)                      The Purchaser does not pay or cause any other person to pay or give anything of significant value to or enter into any transaction with any Governmental Authority, governmental officials or officers of any enterprises, for purpose of influencing such persons in official positions to obtain or retain business or transfer any business to the Purchaser or any other person.

(b)                      Throughout the negotiation and execution of this Agreement, to the knowledge of the Purchaser, neither the Purchaser nor its Affiliates, including the directors, officers, business personnel, representatives and intermediaries (the “Project Representatives”) has provided any commercial bribery to the Seller and the Guarantor’s project representatives by any way or by any reason in the form of cash, anything of value, consumption or otherwise.  For purpose of this Section (15), any benefit such as work meal, accommodation, transportation or any gift with insignificant value publicly provided by the Purchaser to the project representatives of the Seller or the Guarantor based on business reception etiquette and for purpose of completion of the share transfer contemplated under this Agreement, shall not be deemed commercial bribery.

(16)                         Litigation and Claims.  There is no litigation, arbitration, mediation or administrative or criminal proceeding to which the Purchaser is the claimant, defendant, appellant, appellee or respondent that is ongoing or reasonably expected to be incurred and may have material adverse effect on the Purchaser.  The Purchaser is not aware of any litigation, arbitration, mediation, administrative or criminal proceedings that may be initiated against the Purchaser or its director, supervisor or executive officer which may have material adverse effect on the Purchaser.  There is no event that may result in any challenge or objection brought by any third party against this Agreement or the Proposed Transaction, invalidity of this Agreement or the Proposed Transaction or any material adverse effect on or change of control of the Purchaser, or any other event that may affect the consummation of the Proposed Transaction by the Seller and the Guarantor.  There is no litigation, arbitration or administrative investigation proceeding against the Purchaser alleging that it has violated any securities laws and regulations, anti-corruption, anti-bribery, antitrust laws or any other Applicable Law that may have material adverse effect on the Purchaser.

(17)                         No Proceedings or Litigations.  To the best knowledge of the Purchaser, there is no investigation, penalty, mandatory measure or supervision measure taken by any

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Governmental Authority or non-Governmental Authority against the Purchaser for enjoining or materially changing the Proposed Transaction.

(18)                         The documents, forms filed and information disclosed by the Purchaser to the CSRC or its branches or local regulators, SSE and the Share Registry each year did not include any false representations, misleading statements or significant omissions in all material respects;

(19)                         The procedure of the Proposed Issuance is in full compliance with the PRC Securities Law, Company Law and the relevant CSRC administrative rules and regulations and the MOFCOM rules.

(20)                         Full Disclosure.  Any representations, warranties or materials provided by the Purchaser to the Seller and the Guarantor under this Agreement in connection with the Proposed Transaction are true, accurate and complete in all material respects without any false representation, misleading statement or significant omission in all material respects.  If the Proposed Transaction is subject to investigation by any judicial authority or the CSRC due to any alleged false representation, misleading statement or material omission existing in the information so provided or disclosed, before any conclusion for such investigation is made, the Purchaser shall suspend any transfer of the shares directly or indirectly held by it in the Seller and the Guarantor.

(21)                         There is no and to the reasonable knowledge of the Purchaser, there is no circumstance which may disqualify the Purchaser from being listed on the SSE.

(22)                         As the Purchaser is a company listed on SSE as of the date of this Agreement, therefore, the risks and information disclosed by the Purchaser in the information disclosure materials to the SSE shall be deemed an integral part of the information disclosure letter provided by the Purchaser to the Seller and the Guarantor.

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Agreement to Purchase Assets by Share Issuance and Cash Payment

Annex 1          Target Assets Reverse Pledge Agreement

1